Exhibit 2.1

CONTRATO DE COMPRA E VENDA DE QUOTAS	QUOTA PURCHASE AND SALE AGREEMENT

Esse Contrato de Compra e Venda de Quotas (o “Contrato”) é celebrado em 12 de junho de 2015, entre:	This Quota Purchase and Sale Agreement (the “Agreement”) is entered into on June June 12, 2015, by and among:

I. De um lado, doravante designadas, individualmente, “Vendedora” e, em conjunto, “Vendedoras”:	I. On the one side, hereinafter also individually referred to as “Seller” and, jointly, as “Sellers”:

(a) AFFINIA CANADA ULC, unlimited liability company, com sede em Suite 3300, 421-7thAvenue SW, Calgary, Alberta, Canadá, T2P 4K9, inscrita no CNPJ/MF sob o nº07.046.423/0001-91, neste ato representada por seus representantes infra-assinados (“Affinia Canada”); e	(a) AFFINIA CANADA ULC,an unlimited liability company, with its principal place of business at Suite 3300, 421-7th Avenue SW, Calgary, Alberta, Canada, T2P 4K9, enrolled in CNPJ/MF under No.07.046.423/0001-91, herein represented by its undersigned representatives (“Affinia Canada”); and

(b) AFFINIA SOUTHERN HOLDINGS LLC, limitedliabilitycompany, com sede em Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, Estados Unidos da América, 19801, inscrita no CNPJ/MF sob o nº 07.046.424/0001-36, neste ato representada por seus representantes infra-assinados (“Affinia Southern”);	(b) AFFINIA SOUTHERN HOLDINGS LLC, a limited liability company, with its principal place of business at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, United States of America, 19801, enrolled in CNPJ/MF under No. 07.046.424/0001-36, herein represented by its undersigned representatives (“Affinia Southern”);

II. De outro lado, doravante designadas, individualmente, “Compradora” e, em conjunto, “Compradoras”:	II. On the other side, hereinafter also individually referred to as “Purchaser” and, jointly, as “Purchasers”:

(c) DISTRIBUIDORA AUTOMOTIVA S.A., sociedade por ações brasileira, com sede na cidade de São Paulo, Estado de São Paulo, Brasil, na Rua Ernesto de Castro, Mooca, CEP 03042-010 inscrita no CNPJ/MF sob o nº 61.490.561/0001-00, neste ato representada por seus representantes infra-assinados (“DASA”); e	(c) DISTRIBUIDORA AUTOMOTIVA S.A., a Brazilian corporation (sociedadeporações), with its principal place of business in the city of São Paulo, State of São Paulo, Brazil, at Rua Ernesto de Castro, Mooca, Zip Code 03042-010 enrolled with CNPJ/MF No. 61.490.561/0001-00, represented by its undersigned representatives (“DASA”); and

(d) CAR CENTRAL DE AUTOPEÇAS E ROLAMENTOS LTDA., sociedadeempresária limitada brasileira, com sede na cidade de São Paulo, Estado de São Paulo, Brasil, na Rua Ernesto de Castro, 37, Mooca, CEP 03042-010, inscrita no CNPJ/MF sob o nº 62.395.546/0001-46, neste ato representada por seus representantes infra-assinados (“Car Central”).	(d) CAR CENTRAL DE AUTOPEÇAS E ROLAMENTOS LTDA., a Brazilian sociedadelimitada, with its principal place of business in the city of São Paulo, State of São Paulo, Brazil, at Rua Ernesto de Castro, 37, Mooca, Zip Code 03042-010, enrolled with CNPJ/MF no. 62.395.546/0001-46, represented by its undersigned representatives(“Car Central”).

Cada uma das Vendedoras e Compradoras doravante designadas, individualmente, “Parte” e, em conjunto, “Partes”;	Each of the Sellers and Purchasers shall be individually referred to as a “Party” and jointly referred to as “Parties”;

III. E, como “ParteInterveniente Anuente”:	III. And, as “Intervening Consenting Party”:

(d) PELLEGRINO DISTRIBUIDORA DE AUTOPEÇAS LTDA., sociedade limitada brasileira, com sede na cidade de São Paulo, Estado de São Paulo, na Av. Imperatriz Leopoldina, nº 86, 1º andar, Vila Leopoldina, CEP 05305-00, inscrita no CNPJ/MF sob o nº 42.580.092/0001-76, neste ato representada por seus representantes infra-assinados (“Pellegrino” ou “Sociedade”)	(d) PELLEGRINO DISTRIBUIDORA DE AUTOPEÇAS LTDA., a Brazilian sociedadelimitada, with its principal place of business in the city of São Paulo, State of São Paulo, at Av. Imperatriz Leopoldina, No. 86, 1st floor, Vila Leopoldina, CEP 05305-00, enrolled with CNPJ/MF under No. 42.580.092/0001-76, herein represented by its undersigned representatives (“Pellegrino” or the “Company”);

CONSIDERANDO QUE:	WHEREAS:

(a) na Data de Fechamento (conforme definido abaixo), a Affinia Canada será titular de 99,99% e a Affinia Southern será titular de 0,01% das quotas representativas do capital social da Sociedade, bem como dos direitos relacionados a tais quotas, representando a totalidade do capital social da Sociedade (“Quotas”);	(a) on the Closing Date (as defined below), Affinia Canada will hold 99.99% and Affinia Southern will hold 0.01% of the quotas representing the Company´s corporate capital, and the rights inherent thereto, representing the total corporate capital of the Company (“Quotas”);

(b) a Sociedade tem por objeto a distribuição,importação, exportação e comercialização de autopeças (o “Negócio”);	(b) the Company is engaged in the distribution, import, export and commercialization of auto parts(the “Business”);

(c) observadas as condições estabelecidas neste Contrato, as	(c) subject to the conditions set forth in this Agreement, Sellers wish to sell to

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Vendedoras desejam vender para as Compradoras e as Compradoras desejam adquirir das Vendedoras a totalidade das Quotas, na Data de Fechamento (“Operação”); e	Purchasers and Purchasers wish to acquire from Sellers all of the Quotas, on the Closing Date (“Transaction”); and

(d) a Parte Interveniente Anuente concorda expressamente coma venda e compra objeto deste instrumento conforme acordado neste Contrato pelas Partes.	(d) the Intervening Consenting Party expressly agrees to the sale and purchase contemplated hereunder as agreed on herein by the Parties;

CONSIDERANDO as promessas, obrigações e acordos mútuos estabelecidos no presente Contrato, as Partes acordam o seguinte:	NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, the Parties agree as follows:

CAPÍTULO I. DEFINIÇÕES	CHAPTER I. DEFINITIONS

1.1. Termos Definidos. Sem prejuízo das demais definições constantes do presente instrumento, as expressões abaixo terão os seguintes significados:	1.1. Certain Defined Terms. Without prejudice to other definitions herein, the expressions below shall have the following meaning:

Auditor	significa a PricewaterhouseCoopers Auditores Independentes ou,caso a PricewaterhouseCoopers Auditores Independentes não possa ou não queira aceitar a contratação, então o Auditor deverá ser uma firma de auditoria independente internacionalmente reconhecida e mutuamente acordada pelas Compradoras e pelas Vendedoras.	Accountant	means PricewaterhouseCoopers AuditoresIndependentes or if PricewaterhouseCoopers AuditoresIndependentes is unable or unwilling to accept the engagement, then the Accountant shall be an internationally-recognized independent accounting firm mutually agreed upon by Purchasers and Sellers.

Afiliada	significa, em relação a uma Pessoa, qualquer outra Pessoa que, direta ou indiretamente, isoladamente ou por meio de um ou mais intermediários, controle, seja controlada por ou esteja sob o controle comum com tal	Affiliate	means, with respect to any Person, any other Person that, directly or indirectly, alone or through one or more intermediaries, controls, is controlled by or is under common control with that Person. For

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	Pessoa. Para os fins desta definição, “Controle” (incluindo os termos “controladora” e “controlada”) significa o poder de eleger a maioria dos membros da administração e de orientar a ou dar as diretrizes de administração e políticas de tal Pessoa, direta ou indiretamente, de acordo com a Lei das Sociedades por Ações.		purposes of this definition, “Control” (including the terms “controlling” and “controlled”) means the power to elect a majority of the management and to direct or cause the direction of the management and policies of a Person, directly or indirectly, in line with the Brazilian Corporation Law.

Lei Aplicável ou Lei	significa, em relação a qualquer Pessoa, qualquer lei federal, estadual ou municipal, constituição, código, ordem, medida liminar, decisão judicial, sentença, portaria, medida cautelar,regra, regulamento ou decreto promulgado, adotadoou aplicável por uma Autoridade Governamental que seja vinculante ou aplicável a tal Pessoa, conforme venham a ser alterados, excetoquando expressamente especificado de forma contrária.	Applicable Law or Law	means, with respect to any Person, any federal, state or municipal law, constitution, code, order, injunction, judgment, ruling, ordinance, provisional measure, rule, regulation or decree enacted, adopted or applicable by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

Balanço Patrimoni al	significa o balanço patrimonial da Sociedade na Data de Fechamento.	Balance Sheet	means the balance sheet of the Company as of the Closing Date.

Brasil	significa a República Federativa do Brasil.	Brazil	means the Federative Republic of Brazil.

Código Civil	significa a Lei nº 10.406, de 2 de janeiro de 2002, conforme alterada.	Brazilian Civil Code	means Law No. 10,406, of January 2, 2002, as amended.

Lei das Sociedade s por Ações	significa a Lei nº 6.404, de 15 de dezembro de 1976, conforme alterada.	Brazilian Corporation Law	means Law No. 6,404, of December 15, 1976, as amended.

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GAAP do Brasil	significa os princípios, políticas, práticas e métodos contábeis geralmente aceitos no Brasil.	Brazilian GAAP	means the accounting principles, policies, practices and methodologies that are generally accepted in Brazil.

Real ou R$	significa a moeda corrente do Brasil.	Brazilian Real or R$	means the lawful currency of Brazil.

Dia Útil	significa qualquer dia, exceto sábado, domingo ou dia em que bancos comerciais estejam autorizados ou obrigados pela Lei Aplicável a fechar suas atividades nas cidades de (i) São Paulo, SP, Brasil, ou (ii) Nova York, Nova York, EUA.	Business Day	means any day that is not a Saturday, Sunday or a day in which the commercial banks located in the cities of (i) São Paulo, SP, Brazil, or (ii) New York, New York, USAare obligated or authorized by Applicable Law to remain closed for business.

CADE	significa o Conselho Administrativo de Defesa Econômica, a autoridade brasileira de defesa da concorrência.	CADE	means the Conselho Administrativo de Defesa Econômica, the Brazilian antitrust authority.

Reclamaç ão	significa qualquer litígio, ação, demanda, processo, procedimento, reclamação, auditoria, investigação, seja judicial ou administrativa, perante qualquer Autoridade Governamental, ou qualquer procedimento arbitral.	Claim	means any litigation, action, claim, suit, proceeding, complaint, audit, investigation, whether judicial or administrative, before any Governmental Authority, or any arbitration proceeding.

Ajuste de Reclamaç ão	significa o montante a ser reduzido do Preço de Aquisição em virtude de qualquer Reclamação isolada ou uma série de Reclamações relacionadas movidas contra a Sociedade na ou antes da	Claim Adjustment	means the amount to be reduced from the Purchase Price by reason of any isolated Claim or a series of interrelated Claims filed against the Company on or before the Closing Date and

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	Data de Fechamento e não divulgadas às Compradoras no Anexo 7.2.2 ou na Atualização de Anexos de Divulgação, mas em todos os casos não incluindo Reclamações trabalhistas, envolvendo em cada caso um valor superior a R$500.000,00 (“Reclamações Especiais”), de acordo com a fórmula que consta do Anexo I deste Contrato.		not disclosed to Purchasers in the Exhibit 7.2.2 or in the Bring Down Supplements, but in all cases not to include labor Claims, in each case involving an amount higher than R$500.000,00 (“Special Claims”), in accordance with the formula contained in Exhibit I;

CNPJ/MF	significa o Cadastro Nacional de Pessoa Jurídica, mantido pela Receita Federal.	CNPJ/MF	means the CadastroNacional de Pessoa Jurídica, maintained by the Federal Revenue Office.

Código de Processo Civil	significa a Lei nº 5.869, de 11 de janeiro de 1973, conforme alterada.	Code of Civil Procedure	means Law No. 5,869, of January 11, 1973, as amended.

Prejuízo Intermedi ário Estimado	significa a estimativa de boa- fé do Prejuízo Estimadoda Sociedade a ser apresentada pelas Vendedoras às Compradoras.	Estimated Interim Losses	means the good faith estimate of the Company’s Interim Losses to be prepared by the Sellers to the Purchasers.

Lucros Intermedi ários Estimados	significa a estimativa de boa- fé dos Lucros Intermediários Estimados a ser apresentada pelas Vendedoras às Compradoras.	Estimated Interim Profits	means the good faith estimate of the Company’s Interim Profits to be prepared by the Sellers to the Purchasers.

Imóveis Excluídos	significa as quatro propriedades de titularidade da Sociedade na presente data com os seguintes endereços: (1) Av. Pedro Ludovico, 3255 Prq Oeste Industrial, cidade de Goiânia, Estado de Goiás; (2) Rua 14 de Julho, 621, cidade de	Excluded Real Estate	means the four properties owned by the Company as of the date hereof with the following addresses: (1) Av. Pedro Ludovico, 3255 PrqOeste Industrial, city of Goiânia, State of Goiás; (2) Rua 14 de Julho, 621, city of Campo Grande, State of

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	Campo Grande, Estado de Mato Grosso do Sul; (3) Av. Mal Mascarelhas de Morais, 2092 Imbiribeira, cidade de Recife, Estado de Pernambuco; e (4) Rua Maba, 580 Vigário Geral, cidade do Rio de Janeiro, Estado do Rio de Janeiro.		Mato Grosso do Sul; (3) Av. Mal Mascarelhas de Morais, 2092 Imbiribeira, cityof Recife, Stateof Pernambuco; and (4) Rua Maba, 580 Vigario Geral, cityof Rio de Janeiro, Stateof Rio de Janeiro.

Prazo Final	significa 120 dias após a data da assinatura deste Contrato; observado, porém, que essa data poderá ser prorrogada para 180 dias após a data da assinatura deste Contrato, se e apenas se, inexistindo descumprimento de qualquer Lei ou obrigação de qualquer das Partes nos termos deste Contrato, em qualquer aspecto relevante, a aprovação do CADE não tenha sido obtida.	Final Term	means 120 days after the date of execution of this Agreement; provided, however that this date may be extended to 180 days after the date of execution of this Agreement, if and only if, through no breach of any Law or obligation of any party hereto in any material aspect, CADE approval has not been granted.

Autoridad e Governam ental	significa o governo do Brasil ou de qualquer outro país em que a Sociedade opereou qualquer outra subdivisão política, na esfera federal, estadual ou municipal, ou qualquer agência, departamento, autarquia ou organização de tal governo ou subdivisão política de tal governo, ou qualquer juízo, tribunal, ou órgão judicial ou arbitral.	Governmental Authority	means the government of Brazil or of any other country in which the Company operates or any other political subdivision, at the federal, state or municipal level, or any agency, department, autarchy or organization of either such government or political subdivision of either such government, or any court, tribunal, or judicial or arbitral body.

Endividam ento	com relação a qualquer Pessoa, significa, a qualquer momento sem duplicidade, (i) todo endividamento de tal	Indebtedness	with respect to any Person, means, at any time without duplication, (i) all indebtedness of such Person

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Pessoa decorrente datomadade empréstimo em dinheiro; (ii) todas as obrigações de tal Pessoa consubstanciadaspor notas, títulos, debêntures ou outros instrumentos similares; (iii) todas as obrigações nos termos de leasings financeiros que sejam equivalentes a empréstimo em dinheiro; (iv) quaisquer juros sobre capital próprio ou dividendos declarados e não pagos pela Sociedade; (v) todos os tributos e encargos previdenciários não questionados, devidos e não pagos, incluídos em programas de parcelamento das Autoridades Governamentais; (vi) todas as contas a pagar vencidas; (vii) todas as obrigações de pagamento diferidas relativas ao preço de aquisição de bens e serviços, ou associadas a aquisições, alienações de participação ou outras operações similares (incluindo earn-out); (viii) todos os juros, taxas e outras despesas devidas relativas a qualquer endividamento citado nos itens (i) a (vii) desta definição; e (ix) todo endividamento citado nos itens (i) a (vii) desta definição que seja direta ou indiretamente garantido por tal Pessoa ou que tal Pessoa tenha concordado (de forma condicionada ou de outraforma) em comprar ou	for borrowed money; (ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (iii) all obligations under financial leases which qualify as borrowed money; (iv) any unpaid dividend or interest on net equity (juros sobre capital próprio) declared by the Company; (v) all undisputed due and unpaid taxes and social charges included in Governmental Authorities refinancing programs; (vi) all overdue accounts payable; (vii) all payment obligations for deferred purchase price of goods or services, or associated with acquisitions, divestitures or other similar transactions (including earn- out); (viii) all interest, fees and other expenses owed with respect to any indebtedness referred to in clauses (i) to (vii) of this definition; and (ix) all indebtedness referred to in clauses (i) to (vii) of this definition which is directly or indirectly guaranteed by any such Person or which any such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss; all as determined pursuant to the Brazilian GAAP.

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de outra forma adquirir, ou, ainda, em relação às quais tenha prestado garantia em favor de um credor contra perda; tudo conforme determinado em conformidade com o GAAP do Brasil.

Escritório de Advocacia Independ ente	significa Mattos Filho, Demarest ou Machado Meyer, desde que eles não estejam conflitados com quaisquer das Partes. Na hipótese de conflito, as Partes deverão apontar conjuntamente outro escritório de reputação que não esteja conflitado.	Independent Counsel	Means Mattos Filho, Demarest or Machado Meyer, to the extent they are not conflicted with any of the Parties. In the event of conflict, the Parties shall jointly appoint another non- conflicted reputable law firm.

Resultado Intermedi ário	significa os Lucros Intermediários ou o Prejuízo Intermediário, conforme aplicável.	Interim Earnings	means the Interim Profits or the Interim Losses, as applicable.

Prejuízo Intermedi ário	significa oprejuízo líquidoda Sociedade (se aplicável) relativo ao período entre 1º de dezembro de2014 e a Data de Fechamento, calculado de acordo com o Anexo II, sem consideraros efeitos de quaisquer operações previstas neste Contrato, inclusive a transferência dos Imóveis Excluídos de acordo com a Cláusula 3.4.	Interim Losses	means the net losses of the Company (if applicable) related to the period between December 1st, 2014 and the Closing Date calculated in accordance with Exhibit II, without giving effect to any of the transactions contemplated in this Agreement, including the transfer of the Excluded Real Estate in accordance with Section 3.4.

Lucros Intermedi ários	significa o lucro líquido da Sociedade (se aplicável) relativo ao período entre 1º de dezembro de 2014 e a Data de Fechamento, calculado de acordo com o Anexo II, sem consideraros	Interim Profits	means the net profits of the Company (if applicable) related to the period between December 1st, 2014 and the Closing Date calculated in accordance with Exhibit II, without

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	efeitos de quaisquer operações previstas neste Contrato, inclusive a transferência dos Imóveis Excluídos de acordo com a Cláusula 3.4.		giving effect to any of the transactions contemplated in this Agreement, including the transfer of the Excluded Real Estate in accordance with Section 3.4.

IOF	significa Imposto sobre Operações de Crédito, Câmbio e Seguro, e sobre Operações Relativas a Títulos e Valores Mobiliários.	IOF	meanstaxon financial transactions (Imposto sobre Operações de Crédito, Câmbio e Seguro, e sobre Operações Relativas a Títulos e Valores Mobiliários).

Ônus	significa quaisquer garantias, bens dados em garantia, hipotecas, penhores, garantias, direitos de servidão, gravames, encargos, contrato de venda condicionada, restrições, ressalvas, opções, direitos de preferência, acordos para exercício de direitos de voto, usufruto ou outros ônus de qualquer natureza.	Liens	means any guarantees, collaterals, mortgages, pledges, warranties, easements, encumbrances, charges, conditioned sale agreements, restrictions, reserves, options, preemptive rights, agreements to exercise voting rights, usufruct or any other liens of any nature.

Perdas	significa quaisquer perdas, indenizações por perdas e danos, custos, penalidades, multas e despesas (inclusive custos, honorários e despesas razoáveis de advogados externos, contadores e outros terceiros prestadores de serviços ou representantes).	Losses	means any losses, damages, costs, penalties, fines and expenses (including reasonable costs, fees and expenses of external attorneys, accountants and other agents or representatives).

Mudança Adversa Relevante	significa uma mudança adversa relevante sobre a situação financeira, ativos, ou resultados das operações	Material Adverse Change	means a material adverse effect on the financial condition, assets, or results of operations of the

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da Sociedade, ocorrida após a presente data, desde que tal mudança não sejaum efeito resultante de um Evento Excluído. “Evento Excluído” significa (i) qualquer evento, mudança, fatos ou circunstâncias ou acontecimentos que afetem de modo geral a economia ou os valores mobiliários ou os mercados financeiros do Brasil ou de qualquer outro país ou região no mundo; (ii) qualquer evento, mudança, fatos ou circunstâncias ou acontecimentos que afetem os setores nos quais a Sociedade opera o Negócio (inclusive questões legislativas ou regulatórias); (iii) mudanças (incluindo cancelamento ou atraso nas compras ou pedidos de clientes ou qualquer redução nas estimativas de pedidos de clientes) resultantes dadivulgação deste Contrato ou da potencial consumaçãoda Operação; (iv) o efeito de qualquer ato praticado pelas Compradoras ou suas Afiliadas relacionado à Operação ou relacionado à Sociedade; (v) quaisquer atos, ou efeito de atos praticados ou não praticados por qualquer Vendedora, sua Afiliada ou pela Sociedade conforme exigidos ou previstos nos termos deste Contrato, ou com relação aos	Company, occurring after the date hereof, other than an effect resulting from an Excluded Matter. “Excluded Matter” means (i) any event, change, state of facts or circumstances or development affecting the economy or securities or financial markets in general of Brazil or any other country or region in the world; (ii) any event, change, state of facts or circumstances or development affecting the industries in which the Company operates the Business (including legislative or regulatory matters); (iii) changes (including any cancellation of, or delays in, customer purchases or orders or any reduction in customer order forecasts) resulting from the announcement of this Agreement or the pendency of the Transaction; (iv) the effect of any action taken by Purchasers or their Affiliates with respect to the Transaction or with respect to the Company; (v) any action, or effect of actions taken or not taken by any Seller, its Affiliate or the Company either required or contemplated to be taken or not taken, as applicable, by the terms of this Agreement or with the prior written consent of Purchasers; (vi) the effect of any

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	quais haja consentimento prévio por escrito das Compradoras; (vi) o efeito de quaisquer mudanças no GAAP do Brasil ou na Lei Aplicável ou na sua interpretação; ou (vii) a não verificaçãodas estimativas, projeções ou previsões financeiras da Sociedade ou de corresponder às estimativas de receita ou resultado de qualquer período que se encerre na data ou após a data de assinatura deste Contrato, exceto no caso dos itens (i), (ii) ou (vi), na medida em que a Sociedade seja adversamente afetada de maneira desproporcional relevante em comparação a outra sociedades em situação semelhante. Para que não haja dúvida, Mudança Adversa Relevante não inclui a transferência pela Sociedade dos Imóveis Excluídos de acordo com a Cláusula 3.4.		changes in Brazilian GAAP or Applicable Law or the interpretation thereof; or (vii) any failure, in and of itself, by the Company to meet financial estimates, projections or forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement, except in the case of items (i), (ii) or (vi), to the extent the Company is adversely affected in a materially disproportionate manner as compared to similarly situated companies. For the avoidance of doubt, a Material Adverse Change does not include the Company’s transfer of the Excluded Real Estate in accordance with Section 3.4.

Restrição Relevante	significa quaisquer das exigências a seguir pelo CADE com relação à Sociedade, às Compradoras ou a qualquer Afiliada das Compradoras como condição para aprovação da Operação: (i) a venda de linhas de negócio representando o valor equivalente a 10% ou mais da receita bruta anual da Sociedade; (ii) o encerramento de ambas as	Material Restriction	means any of the following requirements from CADE in connection to the Company, Purchasers or any Affiliate of the Purchasers as a condition for the approval of the Transaction: (i) the sale of lines of business equivalent to, at least, 10% of the annual gross sales of the Company; (ii) the discontinuance of both branches (encerramento

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	filiais da Sociedadelocalizadas na região da Grande São Paulo (Vila Leopoldina e Santo André); (iii) a rescisão de contratos envolvendo valores anuais que sejam equivalentes a 10% ou mais da receita bruta anual da Sociedade; e/ou (iv) a venda de participações societárias em qualquer outra sociedade, cuja receita bruta anual seja equivalente a 10% ou mais da receita bruta anual da Sociedade.		dasfiliais) of the Company located in the greater São Paulo region (Vila Leopoldina and Santo André); (iii) the termination of agreements involving annual amounts that are equivalent to, at least, 10% of the annual gross sales of the Company; and/or (iv) the sale of equity interests in any other company which the annual gross revenue is equivalent to, at least, 10% of the annual gross sales of the Company.

Pessoa	significa uma pessoa física ou jurídica, sociedade, sociedade limitada, sociedade por ações, associação, trust, fundo de investimento, condomínio, Autoridade Governamental, joint venture, sociedade sem personalidade jurídica, ou qualquer outra entidadeou organização.	Person	means an individual or legal entity, company, partnership, corporation, association, trust, investment fund, condominium, Governmental Authority, joint venture, unincorporated entity, or any other entity or organization.

Balanço Patrimoni al de Referênci a	significa o balanço patrimonial da Sociedade em 30 de novembro de 2014,anexo ao presente como Anexo III.	Reference Balance Sheet	means the balance sheet of the Company as of November 30, 2014 attached hereto as Exhibit III.

Bônus da Operação	significa os pagamentos devidos aos empregados da Sociedade em razão da consumaçãoda Operação, conforme disposto no Anexo IV.	Transaction Bonuses	means the payments due to the employees of the Company that are triggered by the Transaction, as set forth on Exhibit IV.

Serviços de Transição e Outras Avenças	significa os serviços e outras avenças listados no Anexo V.	Transition Services and Other Covenants	means the services and other covenants listed in Exhibit V.

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Document os da Operação	significa este Contrato,a carta de indenização da Sociedade, estabelecida na Cláusula 8.5(ii)e outros contratos ou acordos, instrumentos, documentos e atas referentes aos atos societários a serem implementados para os fins da Operação.	Transaction Documents	means this Agreement, the Company indemnification letter set forth in Section 8.5.(ii) and any other agreements, instruments, documents and minutes related to the corporate acts to be implemented for the purpose of the Transaction.

Reclamaç ão Relevante Não Divulgada	significa qualquer Reclamação que não tenha sido divulgada às Compradoras no Anexo 7.2.2 ou na Atualização de Anexos de Divulgação, e que preencham quaisquer dos critérios a seguir: (a) Reclamações envolvendo um valor agregado superior a R$25.000.000,00; (b) Reclamações devidamente fundamentadas, de boa fé, que afetem ou possam vir a afetaradversamente de forma relevante ou impor qualquer Ônus sobre as Marcas listadas no Anexo VI, exceto quaisquer Ônus resultantes da não utilização de quaisquer tais Marcas; (c) ações civis públicas que afetem a Sociedade de forma relevante, ou (d) Reclamações contra a Sociedade relativas a obrigações de não concorrência da Sociedade que afetem ou possam vir a	Undisclose d Material Claim	means any Claim not disclosed to Purchasers in the Exhibit 7.2.2 or in the Bring Down Supplements, which meet any of the following criteria: (a) Claims involving an aggregate amount higher than R$25,000,000.00; (b) duly supported good faith Claims which do or could adversely affect or impose any Liens to the Trademarks listed in Exhibit VI, other than Liens resulting from the non-use of any such Trademarks; (c) civil class actions (ação civil pública) materially affecting the Company, or (d) Claims against the Company relating to non- compete obligations of the Company which do or could adversely affect the Company or the Purchasers as Affiliates of the Company. None of the foregoing shall be an Undisclosed Material Claim if such Undisclosed

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afetar de forma adversa a Sociedade ou as Compradoras na qualidade de Afiliadas da Sociedade. Nenhum dos itens desta definição será considerado uma Reclamação Relevante Não Divulgada caso tal Reclamação Relevante Não Divulgada tenha sido resolvida e/ou objeto de desistência na Data de Fechamento ou antes da Data de Fechamento.	Material Claim is terminated and/or dismissed at or prior to the Closing Date.

1.2. Disposições Gerais. Para todos os fins deste Contrato, salvo expressamente previsto em contrário: (a) os termos definidos neste Capítulo I têm os significados que lhes são atribuídos, e incluem tanto plural como o singular, (b) todas as referências neste Contrato a “Capítulos”, “Cláusulas”, “Anexos” e outras subdivisões, salvo afirmado em contrário, são a Capítulo, Cláusulas, Documentos, Anexos, e outras subdivisões deste Contrato, (c) pronomes de qualquer gênero ou neutros incluirão, conforme adequado, as outras formas de pronome, (d) as expressões “no presente”, “do presente” e “nos termos do presente” e outras palavras de significado semelhante referem-se a este Contrato como um todo e não a determinado Capítulo, Cláusula ou outra subdivisão específica, (e) a palavra “incluindo” significará “incluindo, exemplificativamente”, (f) referências a uma Pessoa são também a seus sucessores e cessionários autorizados, (g) os cabeçalhos e títulos do presente são usados apenas por conveniência e referência e não limitarão, de nenhum modo, a interpretação dos itens, parágrafos, “Capítulos” ou “Cláusulas” a que se aplicam, e (h) os	1.2. General. For all purposes of this Agreement, except as otherwise expressly provided: (a) the terms defined in this Chapter I have the meanings ascribed to them herein, and include the plural as well as the singular, (b) all references in this Agreement to designated “Chapters”, “Sections” and “Exhibits” and other subdivisions are, unless otherwise stated, to the designated Chapter, Sections, Exhibits and other subdivisions of this Agreement, (c) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Chapter, Section or other subdivision, (e) the word “including” shall mean “including but not limited to”, (f) references to a Person are also to its successors and permitted assigns, (g) headings and titles hereof are only for convenience and reference, and shall not limit or affect, in any way, the interpretation of the items, paragraphs, “Chapters” or “Sections” which they are applicable to, and (h) terms defined in the singular have the corresponding meanings in the plural, and vice versa.

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termos definidos no singular têm os significados correspondentes no plural, e vice versa.

1.2.1 Com relação às declarações e garantias prestadas de acordo com o “conhecimento” de uma Pessoa (i) considerar-se-á que uma pessoa física tem conhecimento de um fato ou matéria na hipótese de tal pessoa ter efetivoconhecimentoa respeito de tal fato ou matéria; e (ii) considerar-se-á que uma pessoa jurídica tem conhecimento de um fato ou matéria caso qualquer das Pessoas listadas no Anexo 1.3.1 (a) tenha ou tenha tido conhecimento, a qualquer momento, de tal fato ou matéria; e/ou (b) fosse razoavelmente esperado que tivesse conhecimento de tal fato ou matéria, caso tal Pessoa houvesse questionado de forma diligente.	1.2.1. In connection with the representations and warranties provided according to a Person’s “knowledge”, (i) a natural person shall be deemed to be aware of a fact or matter in the event such person is actually aware of such fact or matter and (ii) a legal entity shall be deemed to be aware of a fact or matter in the event any of the Persons listed on Exhibit 1.2.1 with respect to such legal entity, (a) is or was aware, at any time, of such fact or matter; and/or (b) would reasonably be expected to be aware of such fact or matter by conducting a diligent inquiry.

1.2.2. Toda vez que este Contrato fizer referência a uma potencial Reclamação ou outro ato representando uma “ameaça”, essa referência significará (i) que uma exigência ou declaração foi expressamente manifestada e que há indicações por escrito a respeito de sua existência, ou (ii) foi emitida uma notificação por escrito para informar que uma Reclamação ou outra ação será confirmada, iniciada ou de alguma outra formademandada no futuro, ou, ainda, (iii) que ocorreu um evento, ou que existem certas circunstâncias que levariam uma Pessoa razoável a concluir que uma Reclamação ou outra ação provavelmente se confirmará, se iniciará ou de algumaoutra forma será demandada no futuro.	1.2.2. Whenever a reference is made in this Agreement to a potential Claim or other action representing a “threat”, such reference shall mean (i) that a requirement or representation was expressly manifested and that there were written indications concerning the existence thereof, or (ii) that a written notice was issued in order to inform that a Claim or other action shall be confirmed, commenced, taken or otherwise asserted in the future or, further, (iii) that an event occurred, or certain circumstances exist, and that such facts would cause a reasonable Person to conclude that a Claim or other action is likely to be confirmed, commenced, taken or otherwise asserted in the future.

1.2.3 A expressão “curso normal”, quando utilizada em relação à administração dos Negócios pela Sociedade, significa qualquer operação ou atividade que constitua uma	1.2.3. The expression “ordinary course”, when used in connection with the administration of the Businesses by the Company, means any operation or activity

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atividade comercial comum e habitual, conduzida de modo comercialmente razoável e de forma profissional, de acordo com as práticas e procedimentos anteriormente adotados.	which constitutes an usual and ordinary commercial activity, conducted in a commercially reasonable and professional way, according to past practices and procedures.

1.2.4. Exceto se de outra forma previsto neste Contrato, cada uma das Compradoras será solidariamente responsável com relação à totalidade das obrigações das Compradoras estabelecidas neste Contrato.Exceto se de outra forma previsto neste Contrato, cada uma das Vendedoras será solidariamente responsável com relação à totalidade das obrigações das Vendedoras estabelecidas neste Contrato.	1.2.4. Unless expressly provided to the contrary in the Agreement, the Purchasers shall be jointly and severally liable for all of the obligations of Purchasers hereunder.Unless expressly provided to the contrary in the Agreement, the Sellers shall be jointly and severally liable for all of the obligations of Sellers hereunder.

CAPÍTULO II. AQUISIÇÃO DAS QUOTAS	CHAPTER II. PURCHASE OF THE QUOTAS

2.1. Aquisição das Quotas. Observados os termos e condições deste Contrato, especialmente em relação àverificaçãoe cumprimento das Condições Precedentes e à prática dos Atos do Fechamento, as Vendedoras comprometem-se, neste ato, de forma irrevogável e irretratável, a vender, ceder, transferir e entregar às Compradoras, na Data de Fechamento, e as Compradoras comprometem-se, de forma irrevogável e irretratável, a adquirir e receber das Vendedoras, na Data de Fechamento, todas as Quotas, livres e desembaraçadas de quaisquer Ônus.	2.1. Purchase of the Quotas. Subject to the terms and conditions contained in this Agreement, especially in relation to the verification of, and compliance with, the Conditions Precedent and the performance of the Closing Acts, Sellers hereby, on an irrevocable and irreversible basis, undertake to sell, assign, transfer and deliver to the Purchasers, as of the Closing Date, and the Purchasers agree to purchase and receive, on an irrevocable and irreversible basis, from the Sellers, as of the Closing Date, all Quotas, free and clear of any Liens.

2.2. Preço de Aquisição. O Preço de Aquisição total das Quotas (“Preço de Aquisição”) é (a) R$215.000.000,00 (“Preço Base de Aquisição”), mais (b) o montante, se houver, do Lucro Intermediário (conforme venha a ser determinado em caráter final de acordo com a Cláusula 2.3) ou menos (c) o montante, se houver, do Prejuízo Intermediário (conforme venha a ser determinado em	2.2. Purchase Price. The aggregate purchase price for the Quotas (the “Purchase Price”) shall be (a) R$215,000,000 (the “Base Purchase Price”), plus (b) the amount, if any, of the Interim Profits (as finally determined in accordance with Section 2.3) or minus (c) the amount, if any, of the Interim Losses (as finally determined in accordance with Section 2.3) and minus (d) the amount, if any, of the Claim Adjustment(as finally determined in accordance with Section 2.3).

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caráter final de acordo com a Cláusula 2.3), e menos (d) o montante, se houver, do Ajuste de Reclamação(conforme venha a ser determinado em caráter final de acordo com a Cláusula 2.3).

2.3. Pagamento do Preço de Aquisição.	2.3. PaymentofPurchasePrice.

(a) No Fechamento.	(a) At Closing.

i. Pelo menos dois Dias Úteis antes do Fechamento, as Vendedoras prepararão e entregarão às Compradoras (i) uma declaração da sua estimativa do Resultado Intermediário (“Resultado Intermediário Estimado”), sendo que essa declaração deverá conter o Balanço Patrimonial estimado (“Declaração do Resultado Intermediário Estimado”) e um certificado do Diretor Financeiro das Vendedoras atestando que a Declaração de Resultado Intermediário Estimado foi elaborada de boa-fé, em conformidade com o GAAP do Brasil, conforme vigente na Data de Fechamento, aplicado de forma consistente com as práticas da Sociedade anteriormente adotadas e de acordo com o Anexo II; e (ii) uma declaração da sua estimativa de Ajuste de Reclamação, conforme aplicável, que deverá conter um relatório preparado pelos advogados da Sociedade evidenciando o valor da estimativa do Ajuste de Reclamação, bem como cópias das principais peças processuais, relacionadas a tais Reclamações e um certificado do diretor das Vendedorasatestando que a estimativa do Ajuste de Reclamação foi preparada de boa fé e de acordo com o Anexo I (“Ajuste de Reclamação Estimado”).	i. At least two Business Days before the Closing, Sellers shall prepare and deliver to Purchasers (i) a statement setting forth its estimate of the Interim Earnings (the “Estimated Interim Earnings”), which statement shall contain an estimated Balance Sheet (the “Estimated Interim Earnings Statement”) and a certificate of the Chief Financial Officer of Sellers that the Estimated Interim Earnings Statement was prepared in good faith, in accordance with Brazilian GAAP, as in effect on the Closing Date, applied consistently with the Company’s past practices and in accordance with Exhibit II; and (ii) a statement setting forth its estimate of the Claim Adjustment, if any, which statement shall contain the report prepared by counsel to the Company evidencing the amount of the estimated Claim Adjustment as well as copies of the main court pleadings (peças processuais), if applicable, relating to all such Claims and a certificate of the officer of the Sellersthat the estimate was prepared in good faith and in accordance with Exhibit I (the “Estimated Claim Adjustment”).

ii. No Fechamento, as Compradoras,mediante consulta às Vendedoras, celebrarão um contrato de câmbio com uma instituição financeira	ii. At the Closing, Purchasers shall execute with consultation with Sellers the foreign exchange agreement with an authorized Brazilian financial institution for the

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brasileira autorizada, para realizar o pagamento às Vendedoras, à conta ou às contas indicadas às Compradoras por escrito pelas Vendedoras, de um valor equivalente ao (a) Preço de Aquisição Base mais(b) o valor, se houver, dos Lucros Intermediários Estimados ou menos (c) o valor, se houver, do Prejuízo Intermediário Estimado; e menos (d) o montante, se houver, do Ajuste de Reclamação(“Preço de Aquisição Estimado”). As Compradoras fornecerão às Vendedoras cópias dos contratos de câmbio celebrados para o pagamento do Preço de Aquisição Estimado.	payment to the Sellers, to the account or accounts designated to Purchasers in writing by the Sellers, an amount equal to (a) the Base Purchase Price plus (b) the amount, if any, of the Estimated Interim Profits or minus (c) the amount, if any, of the Estimated Interim Losses and minus (d) the amount, if any, of the Estimated Claim Adjustment (the “Estimated Purchase Price”). Purchasers shall provide the Sellers with copies of the foreign exchange agreements executed for the payment of the Estimated Purchase Price.

(b) Pós-Fechamento.	(b) Post-Closing.

i. No prazo de 45 dias contados da Data de Fechamento, as Compradoras elaborarão e entregarão às Vendedoras (a) uma demonstração de seu cálculo do Resultado Intermediário, sendo que essa demonstração deverá conter o Balanço Patrimonial, o cálculo das Compradoras do Resultado Intermediário (“Declaração de Resultado Intermediário do Fechamento”) e um certificado do Diretor Financeiro da Sociedade na data de Fechamento atestando que a Declaração de Resultado Intermediário do Fechamento foi elaborada de boa-fé, em conformidade com o GAAP do Brasil, conforme vigente na Data de Fechamento e de acordo com o Anexo II; e (b) uma declaração que contenha o cálculo de Ajuste de Reclamação, que deverá conter um relatório preparado pelos advogados das Compradoras evidenciando o valor do Ajuste de Reclamação, bem como cópias das principais peças processuais, conforme aplicável, relacionadas a tais Reclamações (“Declaração de Ajuste de Reclamação de Fechamento”) e uma declaração de diretor da Sociedade na Data de Fechamento declarando que a Declaração de Ajuste de Reclamação de Fechamento foi preparada de boa fé e de acordo com o Anexo I.	i. Within 45 days after the Closing Date, Purchasers shall prepare and deliver to Sellers(a) a statement setting forth theircalculation of the Interim Earnings, which statement shall contain theBalance Sheet, Purchasers’ calculation of the Interim Earnings (the “Closing Interim Earnings Statement”) and a certificate of the chief financial officer of the Company as from the Closing Date that the Closing Interim Earnings Statement was prepared in good faith, in accordance with Brazilian GAAP, as in effect on the Closing Date, and in accordance with Exhibit II; and (b) a statement setting forth their calculation of the Claim Adjustment, which statement shall contain the report prepared by counsel to Purchasers evidencing the amount of the Claim Adjustment as well as copies of the main court pleadings (peçasprocessuais), if applicable, relating to all such Claims (the “Closing Claim Adjustment Statement”) and a certificate of the officer of the Company as from the Closing Date that the Closing Claim Adjustment Statement was prepared in good faith and in accordance with Exhibit I.

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ii. No prazo de 30 dias contados do recebimento da Declaração de Resultado Intermediário do Fechamento e da Declaração de Ajuste de Reclamação de Fechamento, conforme aplicável, as Vendedoras poderão apresentar objeção ao cálculo do Resultado Intermediário e/ou ao cálculo do Ajuste de Reclamação, conforme aplicável, por meio de notificação por escrito às Compradoras (“Notificação de Objeção”), contendo afirmações detalhadas a respeito do fundamento das objeções das Vendedoras e sua proposta com relação ao(s) cálculo(s), incluindo quaisquer eventuais pareceres jurídicos dos advogados das Vendedorascom relação à Reclamação de Ajuste.	ii. Within 30 days after the receipt of the Closing Interim Earnings Statement and of the Closing Claim Adjustment Statement, if any, Sellers may object to the Interim Earnings calculation and/or to the Closing Claim Adjustment calculation, if any, by the delivery of a written notice to Purchasers (the “Objection Notice”) containing a reasonably detailed statement of the basis of all objections of the Sellers and theirproposal with respect to the calculation(s), including any eventual underlying opinion of counsel to Sellers with respect to the Claim Adjustment.

iii. Se as Vendedoras entregarem uma Notificação de Objeção dentro do prazo estabelecido no item (b)(ii) acima, as Compradoras e as Vendedoras envidarão esforços para resolver tal controvérsia prontamente e de boa-fé. Se a resolução da controvérsia não for alcançada no prazo de dez dias contados da entrega da Notificação de Objeção, (a) na hipótese de objeção a respeito do cálculo do Resultado Intermediário: (i) o Auditor será contratado conjuntamente pelas Vendedoras e pelas Compradoras no prazo de cinco dias contados da expiração do prazo de dez dias referido acima, (ii) cada Parte submeterá ao Auditor, no prazo de sete dias contados da expiração do prazo de cincodias referido acima, sua respectiva apresentação das matérias objeto de controvérsia e (iii) as matérias objeto de controvérsia serão decididas pelo Auditor; e (b) na hipótese de objeção a respeito do cálculo do Ajuste de Reclamação, conforme aplicável, (i) um	iii. If Sellers give an Objection Notice within the period set forth in item (b)(ii) above, then Purchasers and Sellers shall attempt to promptly resolve such disagreement in good faith. If a resolution of such disagreement has not been effected within ten days after delivery of the Objection Notice, then (a) in case of the Interim Earnings calculation (i) the Accountant shall be engaged by Sellers and Purchasers within five days following the expiration of suchten-day period, (ii) each Party shall, within seven days following the expiration of such five-day period, submit its respective presentation of the matters in dispute to the Accountant and (iii) the matters in dispute shall be determined by the Accountant; and (b) in case of the Closing Claim Adjustment calculation, if any, (i) an IndependentCounsel shall be jointly engaged by Sellers and Purchasers within five days following the expiration of such ten-day period, (ii) each Party shall, within seven

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Escritório de Advocacia Independente será contratado conjuntamente pelas Vendedoras e pelas Compradoras no prazo de cinco dias contados da expiração do prazo de dez dias referido acima, (ii) cada Parte submeterá ao Escritório de Advocacia Independente, no prazo de sete dias contados da expiração do prazo de cincodias referido acima, sua respectiva apresentação das matérias objeto de controvérsia e (iii) as matérias objeto de controvérsia serão decididas pelo Escritório de Advocacia Independente.	days following the expiration of such five-day period, submit its respective presentation of the matters in dispute to the Independent Counsel and (iii) the matters in dispute shall be determined by the Independent Counsel;

iv. As Compradoras e as Vendedoras instruirão o Auditor no sentido de que, ao resolver os itens na Notificação de Objeção que ainda são objeto de controvérsia e ao determinar o Resultado Intermediário, o Auditor (w) atue como perito e não como árbitro; (x) faça sua determinação com base em uma análise independente, (y) entregue a decisão final por escrito às Compradoras e às Vendedoras (e as Compradoras e as Vendedoras exigirão que a decisão seja entregue em até 30 dias após a submissão das matérias objeto de controvérsia), que será definitiva, conclusiva e vinculante para as Partes com relação ao Resultado Intermediário e (z) forneça um relatório por escrito às Compradoras e às Vendedoras, se por elas solicitado, apresentando com detalhes razoáveis os fundamentos para a decisão final do Auditor. Os honorários e despesas do Auditor serão alocados entre as Compradoras, de um lado, e as Vendedoras, de outro lado, com base no percentual do montante contestado não atribuído a cada uma das Compradoras e Vendedoras com relação ao montante total efetivamente contestado por tais Partes.	iv. Purchasers and the Sellers shall instruct the Accountant that, in resolving the items in the Objection Notice that are still in dispute and in determining the Interim Earnings, the Accountant shall (w) act as an expert and not as an arbitrator; (x) make its determination based on an independent review, (y) render a final resolution in writing to Purchasers and the Sellers (which final resolution shall be requested by Purchasers and the Sellers to be delivered not more than 30 days following submission of such disputed matters), which shall be final, conclusive and binding on the Parties with respect to the Interim Earnings and (z) provide a written report to Purchasers and the Sellers, if requested by either of them, which sets forth in reasonable detail the basis for the Accountant’s final determination. The fees and expenses of the Accountant shall be allocated between Purchasers, on the one hand, and the Sellers, on the other hand, based upon the percentage by which the portion of the contested amount not awarded to each of Purchasers and the Sellers bears to the total amount actually contested by such Parties.

v. Conforme aplicável, as Compradoras e as Vendedoras instruirão o Escritório de Advocacia Independente no sentido de que,	v. If applicable, Purchasers and the Sellers shall instruct the Independent Counsel that, in resolving the items in the Objection Notice

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ao resolver os itens na Notificação de Objeção que ainda são objeto de controvérsia e ao determinar o Ajuste de Reclamação, o Escritório de Advocacia Independente (w) atue como perito e não como árbitro; (x) faça sua determinação com base em uma análise independente, (y) entregue a decisão final por escrito às Compradoras e às Vendedoras (e as Compradoras e as Vendedoras exigirão que a decisão seja entregue em até 30 dias após a submissão das matérias objeto de controvérsia), que será definitiva, conclusiva e vinculante para as Partes com relação ao Ajuste de Reclamação e (z) forneça um relatório por escrito às Compradoras e às Vendedoras, se por elas solicitado, apresentando com detalhes razoáveis os fundamentos para a decisão final do Escritório de Advocacia Independente. Os honorários e despesas do Escritório de Advocacia Independente serão alocados entre as Compradoras, de um lado, e as Vendedoras, de outro lado, com base no percentual do montante contestado não atribuído a cada uma das Compradoras e Vendedoras com relação ao montante total efetivamente contestado por tais Partes.	that are still in dispute and in determining the Claim Adjustment, the Independent Counsel shall (w) act as an expert and not as an arbitrator; (x) make its determination based on an independent review, (y) render a final resolution in writing to Purchasers and the Sellers (which final resolution shall be requested by Purchasers and the Sellers to be delivered not more than 30 days following submission of such disputed matters), which shall be final, conclusive and binding on the Parties with respect to the Claim Adjustment and (z) provide a written report to Purchasers and the Sellers, if requested by either of them, which sets forth in reasonable detail the basis for the Independent Counsel’s final determination. The fees and expenses of the Independent Counsel shall be allocated between Purchasers, on the one hand, and the Sellers, on the other hand, based upon the percentage by which the portion of the contested amount not awarded to each of Purchasers and the Sellers bears to the total amount actually contested by such Parties.

vi. As Compradoras disponibilizarão às Vendedoras e aos seus assessores e, se for o caso, ao Auditor e/ou Escritório de Advocacia Independente, todos os livros, registros, documentos, pessoal e papéis (A) de posse das Compradoras ou de qualquer de suas Afiliadas ou transferidos para as Compradoras ou a qualquer de suas Afiliadas e relacionados à Operação, ou (B) que possam ser razoavelmente obtidos pelas Compradoras e solicitados pelas Vendedoras, a seu exclusivo critério, para preparar a Declaração de Resultado Intermediário do Fechamento, a Declaração do Ajuste de Reclamação do Fechamento, conforme aplicável, e para fins do disposto nesta Cláusula 2.3(b).	vi. Purchasers shall make available to Sellers and their advisors and, if applicable, to the Accountant and/or to the Independent Counsel, all books, records, documents, personnel and work papers (A) in the possession of Purchasers or any of their Affiliates or transferred to Purchasers or any of their Affiliates in connection with the Transaction, or (B) reasonably obtainable by Purchasers and required by Sellers, in their sole discretion, in order to prepare the Closing Interim Earnings Statement, the Closing Claim Adjustment Statement, if applicable, and the other matters contemplated by this Section 2.3(b).

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vii. Se as Vendedoras não enviarem Notificação de Objeção dentro do prazo previsto nesta Cláusula (exceto se em razão de descumprimento pelas Compradoras de suas obrigações previstas nesta Cláusula 2.3), considerar-se-á que as Vendedoras aceitaram os cálculos do Resultado Intermediário, conforme disposto na Declaração de Resultado Intermediário do Fechamento, e, conforme aplicável, o Ajuste de Reclamação, conforme estabelecido na Declaração de Ajuste de Reclamação do Fechamento.	vii. If Sellers do not timely deliver an Objection Notice (other than because of Purchasers’ breach of their obligations in this Section 2.3), then Sellers shall be deemed to have accepted the Interim Earnings calculations as set forth in the Closing Interim Earnings Statement and, if applicable, the Claim Adjustment as set forth in the Claim Adjustment Statement.

viii. No prazo de dez dias contados da determinação final do Preço de Aquisição: (a) caso o Resultado Intermediário seja inferior ao Resultado Intermediário Estimado, as Vendedoras pagarão a diferença às Compradoras e caso o Resultado Intermediário seja superior ao Resultado Intermediário Estimado, as Compradoras pagarão a diferença às Vendedoras, e, conforme aplicável, (b) caso o Ajuste de Reclamação seja inferior ao Ajuste de Reclamação Estimado, as Compradoras pagarão a diferença às Vendedoras e caso o Ajuste de Reclamação seja superior ao Ajuste de Reclamação Estimado, as Vendedoras pagarão a diferença às Compradoras. Todos os valores estabelecidos na presente Cláusula poderão ser compensados entre si ou somados para fins de calcular e pagar o Preço de Aquisição final.	viii. Within ten days after the final determination of the Purchase Price (a) if the Interim Earnings is less than the Estimated Interim Earnings, Sellers shall pay such difference to Purchasers and if the Interim Earnings is more than the Estimated Interim Earnings, Purchasers shall pay such difference to Sellers; and, if applicable, (b) if the Claim Adjustment is less than the Estimated Claim Adjustment, Purchasers shall pay such difference to Sellers and if the Claim Adjustment is more than the Estimated Claim Adjustment, Sellers shall pay such difference to Purchasers. All of the above amounts may be offset against each other or added in order to compute and pay the final Purchase Price.

ix. Quaisquer quantias que se tornarem devidas em razão dos cálculos dispostos nesta Cláusula 2.3 e que permanecerem não pagas após a data de vencimento estarão sujeitas a 1% de juros mensais sobre a	ix. Any amounts that become due as a result of the calculations set forth in Section 2.3 but remain unpaid after the due date shall be subject to a 1% monthly interest over the outstanding unpaid amountuntil the

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quantia pendente não pagaaté a liquidação desse pagamento, e, caso os valores permaneçam pendentes de pagamento pelo prazo de dez dias contados da data dos seus vencimentos, a uma multa moratória de 2% do montante devido. As Compradoras serão solidariamente responsáveis pelo pagamento dequaisquer ajustes de preço que sejam devidosàs Vendedoras pelas Compradorasnos termos desta Cláusula 2.3. As Vendedoras serão solidariamente responsáveis pelo pagamento de quaisquer ajustes de preço que sejam devidos às Compradoras pelas Vendedoras nos termos desta Cláusula 2.3.	settlement of such payment, and, in case the amounts remain unpaid for ten days after their due date, a late penalty of 2% of the amount due shall apply. Purchasers shall be jointly and severally liable for any price adjustments under this Section 2.3 payable to Sellers by Purchasers. Sellers shall be jointly and severally liable for any price adjustments under this Section 2.3 payable to Purchasers by Sellers.

2.4. Alocação. O Preço Base de Aquisição será alocado entre as Vendedoras em proporção direta às Quotas vendidas por cada uma delas às Compradoras e entre as Compradoras na proporção indicada no Anexo 2.4.	2.4. Allocation. The Base Purchase Price shall be allocated between Sellers in direct proportion to the Quotas sold by each of them to Purchasers and among Purchasers in the proportion set forth in Exhibit 2.4.

2.5. Deduções de Impostos. As Compradorasdeverão deduzir o imposto de renda retido na fonte incidente sobre os ganhos de capital sobre o Preço de Aquisição, se houver, com base no cálculo a ser realizado de acordo com o Anexo 2.5. As Vendedoras se comprometem em fornecer às Compradoras qualquer informação e/ou documentação solicitada pelas Compradoras para preencher o DARF correspondente ao imposto de renda retido na fonte conforme previsto nesta Cláusula 2.5. As Compradoras entregarão às Vendedoras, no prazo de cinco Dias Úteis da data do respectivo pagamento, uma cópia autenticada do DARF correspondente ao pagamento do imposto de renda retido na fonte conforme previsto nesta Cláusula. As Vendedoras responderão solidariamente por todos os impostos de renda retidos na fonte lançados sobre os ganhos de capital sobre o Preço de Aquisição	2.5. Tax deductions. The Purchasers shall deduct the income tax levied on the capital gains on the Purchase Price, if any, based on a calculation of such income tax to be made in accordance with Exhibit 2.5. Sellers undertake to provide the Purchasers with any information and documentation requested by the Purchasers to complete the DARF corresponding to the income tax as set forth in this Section 2.5. The Purchasers shall deliver to Sellers, within five Business Days from the date of the relevant payment, a certified copy of the DARF corresponding to the income tax payment made as provided herein. Sellers shall be held jointly and severally liable for all income taxes levied on the capital gains on the Purchase Price and shall defend for any Claims and indemnify and hold Purchasers harmless from and in respect of, without limitation of term or value, any Losses arising out of the

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e defenderão de quaisquer Reclamações, indenizarão e manterão as Compradoras indenes em relação a quaisquer Perdas originadas da retenção aqui disposta, sem limitação de prazo ou valor (inclusive valores enviados às Vendedoras em relação aos quais não for feita nenhuma retenção).Além do disposto acima, conforme acordado pelas Compradoras e Vendedoras, as Vendedoras deverão deduzir o IOF incidente na remessa do Preço de Aquisição. Na medida em que os valores forem deduzidospelas Compradoras, tais valores deduzidos serão considerados para todos os fins deste Contratocomo tendo sido pagos à Vendedora com relação à qual foi feita tal dedução pelas Compradoras.	withholding set forth herein (including amounts remitted to the Sellers in relation to which no withholding is made). In addition to that, as agreed between the Sellers and Purchasers, the Purchasers will deduct the IOF levied on the remittance of the Purchase Price. To the extent that amounts are deducted by Purchasers, such deducted amounts shall be treated for all purposes of this Agreement as having been paid to the relevant Seller in respect of which such deduction was made by Purchasers.

2.6. Atualização de Anexos de Divulgação. As Vendedoras poderão entregar às Compradoras umaatualizaçãodo(s) Anexos(s) da Cláusula 7.2 para refletir as declarações e garantias na Data de Fechamento, conforme o caso, especificando as alteraçõesàs referidasdeclarações e garantias (“Atualização de Anexos de Divulgação”). Nenhum evento, mudança, circunstância, acontecimento, efeito ou fato ocorrido antes da presente data poderá ser adicionado como atualização aos Anexos da Cláusula 7.2 após a presente data. As declarações e garantias na Cláusula 7.2 que são qualificadas por relevânciaapenas terão o respectivo Anexo atualizado por eventos, mudanças, circunstâncias, acontecimentos, efeitos ou fatos relevantes ocorridos após a presente data. Se o Fechamento ocorrer, todas as referências aos Anexos da Cláusula 7.2 serão consideradas, para todos os fins após o Fechamento, referências a tais Anexos conforme complementados pela Atualização de Anexos de Divulgação.	2.6. Bring Down Supplements. Sellers may deliver to Purchasers a supplement to the Exhibit(s) to Section 7.2 to reflect the representations and warranties as of the Closing Date, as applicable, specifying the changes thereto (the “Bring Down Supplements”). No events, changes, circumstances, developments, effects or states of facts occurred prior to the date hereof shall be added as a supplement to the Exhibits to Section 7.2 after the date hereof. The representations and warranties in Section 7.2 that are qualified by materiality shall only have the relevant Exhibit supplemented by material events, changes, circumstances, developments, effects or states of facts occurred after the date hereof. If the Closing occurs, all references to the Exhibits to Section 7.2 shall for all purposes after the Closing be deemed to be a reference to such Exhibits as supplemented by the Bring Down Supplements.

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CAPÍTULO III. FECHAMENTO	CHAPTER III. CLOSING

3.1. Fechamento.Uma vez verificadas as Condições Precedentes, conforme disposto no Capítulo IV, as Compradoras estarão obrigadas, em caráter irrevogável e irretratável, a pagar o Preço de Aquisição Estimado às Vendedoras, de acordo com os termos previstos neste Contrato, e as Vendedoras serão obrigadas, em caráter irrevogável e irretratável, a transferir as Quotas às Compradoras, livres e desembaraçadas de quaisquer Ônus (“Fechamento”).	3.1. Closing. Once the Conditions Precedent have been satisfied, as set forth in Chapter IV, the Purchasers shall be obliged to, on an irrevocable and irreversible basis, pay the Estimated Purchase Price to the Sellers, pursuant to the terms hereunder, and the Sellers shall be obliged to, on an irrevocable and irreversible basis, transfer the Quotas to the Purchasers, free and clear of any Liens (the “Closing”).

3.1.1. O Fechamento ocorrerá simultaneamente e dependerá do fechamento da operação de venda, pelas Vendedoras, das quotas da Affinia Automotiva Ltda., com sede na cidade de Osasco, Estado de São Paulo, na Av. Presidente Médici, nº 939, Pavilhão C, Jardim Mutinga, CEP 06268-000, inscrita no CNPJ/MF sob o nº 04.156.194/0001-70, às Compradoras da Automotiva (“Fechamento da Automotiva”).	3.1.1. The Closing shall be simultaneous with, and contingent on, the closing of the sale by Sellers of Affinia Automotiva Ltda., with its principal place of business in the city of Osasco, State of São Paulo, at Av. Presidente Médici, No. 939, Pavilhão C, Jardim Mutinga, CEP 06268-000, enrolled in CNPJ/MF under No. 04.156.194/0001-70, to the Automotiva Purchasers (the “Automotiva Closing”).

3.1.2. Não obstante o disposto na Cláusula 3.1.1, as Vendedoras, a seu exclusivo critério, poderão optar por realizar o Fechamento mesmo que o Fechamento da Automotiva não ocorra.	3.1.2.Notwithstanding the provisions of Section 3.1.1, Sellers may, at their sole discretion, opt to effect the Closing even if the Automotiva Closing does not take place.

3.2. Data e Local do Fechamento. O Fechamento ocorrerá no último dia do mês em que a última das Condições Precedentes for verificada ou renunciada (exceto pelas condições que por sua natureza devam ser cumpridas ou renunciadas na Data de Fechamento), às 10h00m, no escritório do Pinheiro Neto Advogados, na Rua Hungria, nº 1100, na cidade de São Paulo, Estado de São Paulo, Brasil, ou em outro local ou data	3.2. Date and Place of Closing. The Closing shall take place on the last day of the month in which the last of the Conditions Precedent is satisfied or waived (other than those conditions that by their nature are to be satisfied or waived on the Closing Date), at 10:00 am, at the offices of Pinheiro Neto Advogados, RuaHungria, 1100, in the city of São Paulo, State of São Paulo, Brazil, or in any other location and/or time previously

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previamente acordados por escrito pelas Compradoras e Vendedoras (“Data de Fechamento”), observado que se a data em que ocorrer a verificação ou renúncia for dez Dias Úteis ou menos de dez Dias Úteis antes do último dia do referido mês, então o Fechamento ocorrerá no último dia do mês imediatamente subsequente, ou em outra data mutuamente acordada pelas Partes.	agreed upon in writing by the Purchasers and the Sellers (the “Closing Date”), provided that if the date on which such satisfaction or waiver occurs is ten Business Days or less prior to the last day of such month, then the Closing shall take place on the last day of the immediately following month, or such other date as the Parties may mutually agree.

3.3. Atos do Fechamento. Na Data de Fechamento, os seguintes atos (os “Atos do Fechamento”) serão praticados, os quais serão considerados como tendo ocorrido simultaneamente, ficando estabelecido, ainda, que nenhum desses atos será considerado como praticado ou documentos serão considerados assinados ou entregues até que todos tenham sido praticados, assinados e entregues:	3.3. Closing Acts. On the Closing Date, the following acts (the “Closing Acts”) shall be performed, it being understood that the performance thereof shall be deemed simultaneous and no such actions shall be deemed taken nor any such documents deemed executed or delivered until all have been taken, executed and delivered:

(a) entrega de declaração das Vendedoras às Compradoras confirmando que (i) as declarações e garantias das Vendedoras, conforme disposto na Cláusula 7.1, são, na Data de Fechamento, verdadeiras, corretas e completas; (ii) as declarações e garantias das Vendedoras, conforme disposto na Cláusula 7.2, são, na Data de Fechamento, verdadeiras, corretas e completas, em todos os aspectos relevantes (em ambos os casos sem levar em consideração aAtualização de Anexos de Divulgação); exceto quanto às declarações e garantias que se referem expressamente a uma determinada data, que somente devem ser corretas na referida data; e (iii) que as Vendedoras cumpriram com as suas obrigações neste Contrato em todos os aspectos relevantes;	(a) delivery of a statement by the Sellers to the Purchasers attesting that (i) the representations and warranties of the Sellers, as set forth in Section 7.1, are, as of the Closing Date, true, correct and complete and (ii) the representations and warranties of the Sellers, as set forth in Section 7.2 are, as of the Closing Date, true, correct and complete in all material aspects (in both cases without giving effect to the Bring Down Supplements); except for the representations and warranties which expressly refer to a certain date, which only need to be accurate as of such specified date; and (iii) Sellers have complied with their obligations hereunder in all material aspects;

(b) entrega de uma declaração das Compradoras às Vendedoras confirmando que (i) as declarações e garantias das	(b) delivery of a statement by the Purchasers to the Sellers attesting that (i) the representations and warranties of the

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Compradoras, conforme disposto no Capítulo VI, são, na Data de Fechamento, verdadeiras, corretas e completas; e (ii) que as Compradoras cumpriram com as suas obrigações neste Contrato em todos os aspectos relevantes;	Purchasers, as set forth in Chapter VI, are, as of the Closing Date, true, correct and complete; and (ii) Purchasers have complied with their obligations hereunder in all material aspects;

(c) assinatura pelas Partes de todos os demais Documentos da Operação;	(c) execution by the Parties of all of the other Transaction Documents;

(d) todos os membros da administração da Sociedade renunciarão aos seus cargos e serão substituídos por pessoas nomeadas pelas Compradoras;	(d) all members of the management of the Company shall resign and shall be replaced by the individuals to be appointed by the Purchasers;

(e) as Compradoras disponibilizarão às Vendedoras cópia dos contratados de câmbio assinados para o pagamento do Preço de Aquisição Estimado, com a respectiva emissão e entrega pelas Vendedoras do recibo do valor correspondente ao Preço de Aquisição Estimado;	(e) Purchasers shall provide the Sellers with copy of the foreign exchange agreements executed for the payment of the Estimated Purchase Price, with the respective issuance and delivery by Sellers of a receipt of the amount corresponding to the Estimated Purchase Price;

(f) formalização, pelas Partes, da alteração do contrato social da Sociedade nos termos da minuta anexa a este Contrato como Anexo 3.3(f), por meio da qual as Quotas serão transferidas às Compradoras;	(f) execution, by the Parties, of the amendment to the articles of association of the Company pursuant to the form attached hereto as Exhibit3.3(f), by means of which the Quotas will be transferred to the Purchasers;

(g) o Fechamento da Automotiva deverá ocorrer; não obstante, observado o disposto na Cláusula 3.1.2., caso o Fechamento da Automotiva não ocorra, a Automotiva deverá concordar em prestar por um prazo máximo de seis meses os Serviços de Transição tal como atualmente prestados à Sociedade, inclusive no que se relaciona a preços, bem como observar o disposto no Anexo V.	(g) the Automotiva Closing shall take place; notwithstanding, as foreseen in Section 3.1.2, in case the Automotiva Closing does not take place, Automotiva shall agree to render for a maximum term of six months the Transition Services as currently rendered to the Company, including pricing, as well as comply with the provisions of Exhibit V.

3.4. Transferência dos Imóveis Excluídos. Até o Fechamento, as Vendedoras terão o direito, mas não a obrigação, de fazer com que a Sociedade venda, por R$ 7.280.488,00, os Imóveis Excluídos para	3.4. Transfer of Excluded Real Estate. On or prior to Closing, the Sellers shall have the right, but not the obligation, to cause the Company to sell, for R$ 7,280,488.00, the Excluded Real Estate to Jorge Cerveira

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o Sr. Jorge Cerveira Schertel, brasileiro, casado, administrador de empresas, portador da Carteira de Identidade nº 100.750.388-9, emitida pela SSP/RS, inscrito no Cadastro de Pessoas Físicas sob o nº 139.309.150-49, residente e domiciliado na cidade e Estado de São Paulo, na Rua Álvaro Luiz Roberto de Assumpção, 166, apto. 31, CEP 04168-020, ou a pessoa por ele designada.	Schertel, Brazilian, married, business administrator, bearer of the Identity Card nº 100.750.388-9, issued by SSP/RS, enrolled with Individual Taxpayer’s Register under No. 139.309.150-49, resident and domiciled in the city and State of São Paulo, at Rua Álvaro Luiz Roberto de Assumpção, 166, apto. 31, CEP 04168-020, or his designee.

CAPÍTULO IV. CONDIÇÕES PARA O FECHAMENTO	CHAPTER IV. CONDITIONS FOR CLOSING

4.1. Condições Precedentes para o Fechamento. As Partes concordam que a compra e venda das Quotas, assim como o pagamento do Preço de Aquisição Estimado, estarão sujeitos à verificação e cumprimento cumulativo das seguintes Condições Precedentes (“Condições Precedentes”):	4.1. Conditions Precedent for Closing. The Parties agree that the purchase and sale of the Quotas, as well as the payment of the Estimated Purchase Price, are subject to the verification of and cumulative compliance with the following conditions precedent (“Conditions Precedent”):

(a) aprovação da Operação pelo CADE;	(a) approval by CADE of the Transaction;

(b) as declarações e garantias das Vendedoras (i) na Cláusula 7.1 serão verdadeiras e corretas e (ii) na Cláusula 7.2 serão verdadeiras e corretas em todos os aspectos relevantes; na presente data e na Data de Fechamento (em ambos os casos sem levar em consideração aAtualização de Anexos de Divulgação), como se prestadas na Data de Fechamento, exceto quanto às declarações e garantias que se referem expressamente a uma determinada data, que somente devem ser corretas na referida data, e quanto às declarações e garantias qualificadas por relevância, que deverão ser verdadeiras em todos os aspectos para evitar dupla qualificação por relevância;	(b) the representations and warranties of the Sellers (i) in Section 7.1 shall be true and correct and (ii) in Section 7.2 shall be true and correct in all material respects; as of the date hereof and as of the Closing Date (in both cases without giving effect to the Bring Down Supplements), as if they were provided as of the Closing Date, except for the representations and warranties which expressly refer to a certain date, which only need to be accurate as of such specified date, and for the representations and warranties qualified by materiality, which shall be true and correct in all aspects to avoid double materiality;

(c) as declarações e garantias das Compradoras no Capítulo VI serão verdadeiras e corretas na presente data e	(c) the representations and warranties of the Purchasers in Chapter VI shall be true and correct as of the date hereof and as of the

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na Data de Fechamento, como se prestadas na Data de Fechamento, exceto quanto às declarações e garantias que se referem expressamente a uma determinada data, que somente devem ser corretas na referida data, e quanto as declarações e garantias qualificadas por relevância, que deverão ser verdadeiras em todos os aspectos para evitar dupla qualificação por relevância;	Closing Date, as if they were provided as of the Closing Date, except for the representations and warranties which expressly refer to a certain date, which only need to be accurate as of such specified date, and for the representations and warranties qualified by materiality, which shall be true and correct in all aspects to avoid double materiality;

(d) entrega da Declaração de Resultado Intermediário Estimado pelas Vendedoras às Compradoras;	(d) delivery of the Estimated Interim Earnings Statement by Sellers to the Purchasers;

(e) todas as avenças e obrigações das Vendedoras previstas no presente para serem cumpridas antes da Data de Fechamento deverão ter sido devidamente praticadas e cumpridas, em todos os aspectos relevantes;	(e) all of Sellers’ covenants and obligations provided herein to be performed prior to the Closing Date shall have been duly performed and complied with in all material respects;

(f) todas as avenças e obrigações das Compradoras previstas no presente para serem cumpridas antes da Data de Fechamento deverão ter sido devidamente praticadas e cumpridas, em todos os aspectos relevantes;	(f) all Purchasers’ covenants and obligations provided herein to be performed prior to the Closing Date shall have been duly performed and complied with in all material respects;

(g) não deverá ter ocorrido nenhuma Mudança Adversa Relevante;	(g) no Material Adverse Change shall have occurred;

(h) não deverá existir nenhuma Reclamação Relevante Não Divulgada pendente na Data de Fechamento envolvendo a Sociedade;	(h) there shall exist no Undisclosed Material Claim pending on the Closing Date involving the Company;

(i) a entrega das telas do sistema de registro do Banco Central do Brasil (RDE-IED) referindo-se ao registro da compra de Quotas contratada nos termos do presente Contrato sob a modalidade “alienação a nacionais”; e	(i) the print outs of the Brazilian Central Bank registration system (RDE-IED) referring to the registration of the purchase of Quotas agreed hereunder under the modality “alienação a nacionais”; and

(j) nenhuma Autoridade Governamental deverá ter emitido, proferido, aplicado ou	(j) no Governmental Authority shall have issued, rendered, applied or enacted any

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promulgado qualquer lei, decisão ou ordem impedindo, suspendendo, limitando ou exigindo indenizações relacionadas à consumação da Operação ou de quaisquer das operações previstas nos Documentos da Operação.	law, decision or order preventing, suspending, limiting or seeking damages in connection with the consummation of the Transaction or of any of the transactions provided for in the Transaction Documents.

4.2. Renúncia das Condições Precedentes. As Partes envidarão seus respectivos melhores esforços para que as Condições Precedentes sejam satisfeitas no menor prazo possível. As Condições Precedentes constantes dos itens (a) e (j) da Cláusula 4.1 não poderão ser renunciadas por qualquer uma das Partes; observado, porém, que as Condições Precedentesprevistasnos itens (b),(d), (e), (g), (h) e(i) da Cláusula 4.1 são em benefício das Compradoras e, assim sendo, poderão ser unilateralmente renunciadas pelas Compradoras, sem necessidade do consentimento das Vendedoras, por escrito ou de outro modo; ficando estabelecido, ainda, que as Condições Precedentes previstasnos itens (c) e (f) da Cláusula 4.1são em benefício das Vendedoras e poderão ser unilateralmente renunciada pelas Vendedoras.	4.2. Conditions Precedent Waiver. The Parties shall use their respective reasonable best efforts to procure that the Conditions Precedent are satisfied as soon as practicable. The Conditions Precedent in the items (a) and (j) of Section 4.1 cannot be waived by any of the Parties; provided, however, that the Conditions Precedent in items (b), (d), (e), (g), (h) and (i) of Section 4.1 are for the benefit of Purchasers and, as such, may be unilaterally waived by Purchasers without the consent of Sellers, written or otherwise; provided, further, that the Condition Precedent in the items (c) and (f) of Section 4.1 are for the benefit of Sellers and may be unilaterally waived by the Sellers.

4.3. Comprovação de Cumprimento das Condições Precedentes. Uma vez cumpridas e verificadas as Condições Precedentesacima, qualquer uma das Partes notificará (disponibilizando documentos razoavelmente comprobatórios) a outra Parte,informando que tais Condições Precedentes foram plenamente cumpridas e verificadas.	4.3. Evidence of Compliance of the Conditions Precedent. Once the Conditions Precedent set forth above are complied with and verified, any of the Parties shall notify (providing reasonable assurance) to the other Party communicating that such Conditions Precedent have been fully complied with and verified.

4.4. Cooperação Mútua. As Partes envidarão seus melhores esforços e cooperarão mutuamente com o propósito de cumprir ou fazer com que sejam cumpridas as Condições Precedentes no menor prazo razoavelmente possível a partir da presente data.	4.4. Mutual Cooperation. The Parties shall use reasonable best efforts and mutually cooperate with the purpose of fulfilling or having fulfilled the Conditions Precedent within the shortest period of time reasonably possible as from the date hereof.

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4.5. Não Consumação do Fechamento em razão de Não Satisfação de Condição Precedente. Se o Fechamento não ocorrer até o Prazo Final devido a um atraso na verificaçãodas Condições Precedentes, qualquer uma das Partes interessada naverificação das Condições Precedentes que não foram verificadas poderá, a seu exclusivo critério: (i) rescindir este Contrato, nos termos previstos no Capítulo XI, e todos os acordos e documentos relativos à Operação serão extintos e se tornarão ineficazes, observado que (a) esta Cláusula 4.5 (Não Consumação do Fechamento), a Cláusula 8.1 (Confidencialidade), o Capítulo X (Disposições Gerais) e o Capítulo XII (Arbitragem) sobreviverão ao término deste Contrato, e (b) nenhum dispositivo deste Contrato eximirá as Partes de quaisquer responsabilidades por perdas efetivamente incorridas ou sofridas por outra Parte que sejam decorrentes de descumprimento de qualquer avença ou obrigação nos termos deste Contrato; ou (ii) pleitear execução específica de quaisquer obrigações da outra Parte subjacentes às respectivas Condições Precedentes.	4.5. Failure to Achieve Closing due to the Failure of Satisfaction of a Condition Precedent. If Closing does not occur by the Final Term due to a delay in the satisfaction of the Conditions Precedent, then any of the Parties interested in the Conditions Precedent which were not fulfilled may, at its sole discretion, (i) terminate this Agreement, pursuant to Chapter XI, and all agreements and documents related to the Transaction shall be terminated and become ineffective, provided that (a) this Section 4.5 (Failure to Achieve Closing), Section 8.1 (Confidentiality), Chapter X (Miscellaneous) and Chapter XII (Arbitration) shall survive the termination of this Agreement, and (b) nothing herein shall relieve a Party hereto from any liabilities for losses actually incurred or suffered by any other Party as a result of any breach of any covenant or undertaking under this Agreement; or (ii) seek specific performance of any obligations of the other Party underlying the relevant Conditions Precedent.

4.6. Não Consumação do Fechamento em razão de Descumprimento Relevante do Contrato. Se o Fechamento não ocorrer até o Prazo Final devido a descumprimento relevantedo disposto neste Contrato por quaisquer das Partes, as Partes concordam que (i) se as Partes não inadimplentes forem as Compradoras, as Compradoras terão a opção de pleitear execução específica das obrigações não cumpridas que estejam sob o controle da outra Parte; ou (ii) uma multa por desfazimento do	4.6. Failure to Achieve Closing due to Material Breach of this Agreement. If Closing does not occur by the Final Term due to breach in any material respect of any provision of this Agreement by any of the Parties, then the Parties hereby agree that (i) if the other Parties are the Purchasers, the Purchasers shall have the option of seeking specific performance of the obligations not complied with that are under the control of the other Party; or (ii) a break-up fee will be due by the breaching

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negócio (break-upfee) será devida pela Parte inadimplente, no valor de 10% do Preço Base de Aquisição. As Partes concordam, neste ato que se quaisquer das Condições Precedentesestabelecidas nas Cláusulas 4.1 (b), (c), (e), (g),(h), (i) e (j) não forem verificadas na Data de Fechamento, tal fato não será considerado como um descumprimento pelas Compradoras, e o valor aqui disposto não será devido pelas Compradoras às Vendedoras caso decidam não prosseguir com o Fechamento.	Party in the amount of 10% of the Base Purchase Price. The Parties hereby agree that if any of the Conditions Precedent set forth in Sections 4.1.(b), (c), (e), (g),(h), (i) and (j) are not verified on the Closing Date, this shall not be considered a breach by the Purchasers, and the amount set forth herein shall not be due from Purchasers to Sellers in the event that they choose not to proceed with the Closing.

CAPÍTULO V. OBRIGAÇÕES ADICIONAIS PRÉ-FECHAMENTO	CHAPTER V. ADDITIONAL PRECLOSING OBLIGATIONS

5.1. Condução do Negócio até a Data de Fechamento. Da presente data até a Data de Fechamento, as Vendedoras comprometem-se a fazer com que a Sociedade conduza seu Negócio no curso normal dos negócios, de forma consistente com as práticas anteriormente adotadas.	5.1. Conduct of Business through the Closing Date. As of the date hereof and until the Closing Date, Sellers undertake to cause the Company to conduct their Business in the ordinary course of business, consistent with past practices.

5.2. Sem prejuízo do dispostona Cláusula 5.1, a partir da presente data e até a Data de Fechamento ou o Prazo Final, o que ocorrer primeiro, as Vendedoras e a Sociedade, conforme aplicável, não deverão praticar (nem permitirão que suas respectivas Afiliadas pratiquem, conforme o caso), qualquer dos atos listados abaixo; observado, porém, que as Vendedoras e a Sociedade poderão transferir os Imóveis Excluídos de acordo com a Cláusula 3.4:	5.2. Without prejudice to the provisions of Section 5.1, from this date until the Closing Date or the Final Term, whichever occurs first, each of the Sellers and the Company, as applicable, shall not (nor allow any of their respective Affiliates to take, when applicable), take any of the following actions; provided, however, that the Sellers and the Company may transfer the Excluded Real Estate in accordance with Section 3.4:

(a) qualquer alteração à sede da Sociedade ou encerramento de filiais;	(a) any change to the principal place of business of the Company or the discontinuance of branches (encerramento de filiais);

(b) redução do capital social e/ou aprovação de qualquer alteração relevante ao contrato social da Sociedade, exceto conforme descrito no Anexo 5.2;	(b) any capital reduction and/or the approval of any relevant change to the articles of association of the Company, except as described in Exhibit 5.2;

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(c) criação de quotas pela Sociedade, exceto conforme descrito no Anexo 5.2;	(c) the creation of any quotas by the Company, except as described in Exhibit 5.2;

(d) criação de partes beneficiárias da Sociedade;	(d) creation of founders shares (partesbeneficiárias) of the Company;

(e) operações de transformação, incorporação, cisão, fusão ou qualquer outra reorganização (incluindo com relação àsQuotas), bem como qualquer outra forma de reorganização societária envolvendo a Sociedade ou seus respectivos ativos;	(e) any transformation, merger, spin-off, amalgamation or any other form of reorganization (including with regards to the Quotas), as well as any other type of corporate restructuring involving the Company and its respective assets;

(f) propositura de medida visando o pedido de recuperação judicial ou extrajudicial ou a declaração de falência da Sociedade;	(f) filing of any action for judicial or extrajudicial recovery of the Company or declaration of bankruptcy;

(g) dissolução ou liquidação da Sociedade;	(g) dissolving or liquidating the Company;

(h) destituição de qualquer diretor estatutário da Sociedade;	(h) the removal of any statutory officer of the Company;

(i) eleição de qualquer diretor estatutário da Sociedade, exceto no caso de substitutos nomeados para os cargos de diretores que venham a renunciar;	(i) the appointment of any statutory officer of the Company, except when replacing a resigning officer;

(j) outorga de qualquer tipo de garantia em obrigações de terceiros, ou a assunção de qualquer obrigação de terceiro pela Sociedade ou, ainda, a criação de qualquer Ônus sobre seus ativos;	(j) the granting of any type of guarantees to third party obligations or the undertaking of any third party obligation by the Company or the creation of any Liens over their assets;

(k) instituição de qualquer plano de bônus e/ou de opção de compra ações no âmbito da Sociedade;	(k) establishing any bonus and/or stock option plan with the Company;

(l) contratação de qualquer tipo de endividamento pela Sociedade, exceto se no curso normal dos negócios de forma consistente com as práticas passadas da Sociedade;	(l) undertaking of any Indebtedness by the Company other than in the ordinary course of business and consistent with past practices;

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(m) celebração ou aditamento de quaisquer dos contratos listados no Anexo 7.2.9 ou qualquer outro contrato que seja relevante para a operação da Sociedade;	(m) entering into or amending any of the agreements listed in Exhibit 7.2.9 or any other agreement that is material to the Company’s business;

(n) declaração ou qualquer distribuição aos sócios da Sociedade, inclusive a título de dividendos, juros sobre o capital próprio ou outros, exceto conforme descrito no Anexo 5.2;	(n) declare or make any distribution to the Company’s quotaholders, including by way of dividends, interest on equity or others, except as described in Exhibit 5.2;

(o) celebração de quaisquer contratos ou operações, de qualquer natureza, entre a Sociedade, e qualquer Parte Relacionada das Vendedoras, de outro;	(o) entering into any agreements or transaction, of any nature, between the Company, on one side, and the Sellers or any Related Party of the Sellers, on the other;

(p) concessão de descontos com o objetivo de acelerar a cobrança das contas a receber da Sociedades ou atrasar o pagamentos das contas a pagar ou outros passivos, exceto com relação a itens não relevantes no curso normal dos negócios de forma consistente com as práticas passadas;	(p) granting discounts in order to accelerate the collection of accounts receivable of the Company or delaying the payments of accounts payable or other liabilities, except for non-material items in the ordinary course of business and consistent with past practices;

(q) concessão a todos ou a parte relevante dos diretores e empregados da Sociedade aumento de remuneração (incluindo por meio de bônus, plano de benefício definido ou dividendo) ou concessão a qualquer dos diretores e empregados qualquer acréscimo no pagamento de verbas rescisórias; exceto, em qualquer caso, quando determinado por Lei ou por acordos coletivos de trabalho;	(q) granting all or a substantial portion of the Company’s officers or employees any kind of pay raise (including by way of bonus, benefit plan or dividends) or granting any of the Company’s officers or employees any increment in the payment of compensatory or severance benefits, except when determine in Law or by applicable collective bargaining agreements;

(r) celebração de quaisquer acordos no âmbito de reclamações, processos ou procedimentos, exceto no curso normal dos negócios, ou renúncia ou desistência de qualquer direito da Sociedade, ou acordo nesse sentido;	(r) settling any claims, lawsuits or proceedings other than in the ordinary course of business or waiving or surrendering any of the Company’s rights or agreeing to do so;

(s) cancelamento ou liquidação de qualquer encargo ou pagamento ou liquidação de	(s) cancelling or liquidating any burden or paying or liquidating any material obligation

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qualquer obrigação ou passivo relevante (realizado ou contingente) da Sociedade exceto na sua data de vencimento ou do curso normal dos negócios de forma consistente com práticas passadas; e	or liability (fixed or contingent) of the Company, other than on its respective maturity date and in the ordinary course of business, consistently with past practices; and

(t) realizar quaisquer mudanças substanciais nas políticas contábeis da Sociedade, exceto conforme exigido pelo GAAP do Brasil.	(t) performing any material change in the Company’s accounting policies, except as required by Brazilian GAAP.

5.3. Aprovação pelos Órgãos de Defesa da Concorrência. No prazo de dez Dias Úteis contadosda data de assinatura deste Contrato, as Partes deverão, de forma conjunta,submeter a Operação para aprovação do CADE. As Compradoras deverão conduzir a preparação da submissão e as Vendedoras comprometem-se expressamente a cooperar de forma integral com as Compradoras para submeter os respectivos documentos e formulários ao CADE, inclusive toda e qualquer parte das informações exigidas para obtençãoda aprovação do CADE. As Compradoras deverão arcar com o pagamentodas taxas cobradas pelo CADE.	5.3. Antitrust Approval. Within ten Business Days after the execution of this Agreement, the Parties shall jointly submit the Transaction to the approval of CADE. Purchasers shall lead the preparation of the submission and Sellers expressly undertake to fully cooperate with Purchasers to submit the relevant documents and forms to CADE, including submitting each and every piece of required information to obtain the approval from CADE. Purchasers shall pay for the fees charged by CADE.

5.3.1. As Vendedoras poderão, às suas expensas, contratar advogado especializado em direito da concorrência para assessorá-las e acompanhar todas as etapas da análise da submissão da Operação ao CADE. Nesse caso, as Compradoras manterão os advogados das Vendedoras plenamente informados de todas as fases do processo, de forma a garantir que, salvo se acordado de forma diversa pelas Partes: (i) todos os contatos com o CADE sejam conduzidos conjuntamente pelos advogados das Compradoras e das Vendedoras; e (ii) todas as submissões perante o CADE deverão ser previamente aprovadas e consentidas por ambas as Partes. Os honorários e despesas	5.3.1. Sellers may, at their own expense, appoint an antitrust counsel to assist and monitor all stages of the CADE filing review. In this case, Purchasers shall maintain Seller’s counsel fully informed about all stages of the proceeding, so as to ensure that, unless otherwise agreed by the Parties: (i) all contacts with CADE are to be jointly conducted between Purchasers’ and Sellers’ counsel; and (ii) all submissions before CADE must be previously approved and agreed upon by both Parties. The fees and expenses regarding the lawyers, accountants, financial consultants and other professionals shall be individually supported by each of the Parties in relation to its own advisors.

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relativos a advogados, contadores, consultores financeiros e outros profissionais serão arcados isoladamente por cada uma das Partes em relação a seus respectivos consultores.

5.3.2. Cada Parte apresentará, de maneira tempestiva, precisa, exata e completa, todas as informações relativas às suas próprias atividades e ao seu grupo econômico que forem necessárias para notificação deste Contrato ao CADE.	5.3.2. Each Party shall present, in a timely, precise, accurate and complete manner, all information related to its own activities and its own economic group which are necessary for notifying this Agreement to CADE.

5.3.3. As Partes deverão identificar as informações relacionadas à submissão deste Contrato ao CADE que devem ter tratamento confidencial, de modo a viabilizar que os pedidos de confidencialidade que sejam necessários possam ser realizados perante o CADE. Se houver informações confidenciais de uma Parte que precisam ser protegidas contra a outra Parte, tais informações sensíveis serão apresentadas diretamente aos advogados externos responsáveis pela condução da notificação do Contrato ao CADE, com expressa e clara indicação nesse sentido. Para que não haja dúvida, nenhuma Parte será responsável perante a outra Parte se o CADE negar, no todo ou em parte, o pedido de tratamento confidencial.	5.3.3. The Parties shall identify the information provided for the submission of this Agreement to CADE that should be treated as confidential, in order to allow for the necessary confidentiality requests to be made before CADE. If there is confidential information of one Party which must be safeguarded against the other Party, such sensitive information shall be presented directly to the external counsels responsible to conducting the notification of the Agreement to CADE, with express and clear indication in this sense. For the avoidance of doubt, no Party shall be liable to any other Party in the event that CADE denies, in whole or in part, a request for confidential treatment.

5.3.4. As Partes concordam que o fechamento da Operação somente poderá ocorrer após outorga de decisão de aprovação definitiva e inapelávelpelo CADE. O fechamento não deverá ocorrer sob nenhuma hipótese antes do término do período de espera aplicável para recurso de terceiros, de agências reguladoras e para objeções dos membros do Tribunal Administrativo do CADE,conforme previsto na regulação do CADE.	5.3.4. The Parties agree that closing of the Transaction can only take place after a final and unappealable clearance decision has been issued by CADE. In no event should closing take place before the applicable waiting period set forth in CADE’s regulations for third party or regulatory agencies appeals and for objections by CADE’s Administrative Tribunal’s members has expired.

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5.3.5. Caso o CADE imponha qualquer condição à implementação da Operação, as Partes deverão adotar todas as medidas necessárias para atender e endereçar tal condição e prosseguir com o Fechamento, exceto na hipótese de a referida condiçãoser uma Restrição Relevante, hipótese na qual as Partes não serão obrigadas a prosseguir com o Fechamento, observado que nesse caso, o valor estipulado na Cláusula 4.6 não será devido por qualquer uma das Partes.	5.3.5. In case CADE imposes any restriction on the implementation of the Transaction, then the Parties shall adopt all necessary actions to conform and address such restriction and proceed with the Closing, unless such restriction is a Material Restriction, in which case the Parties will not be obliged to proceed with Closing, provided that in this case, the amount set forth in Section 4.6 shall not be due by any of the Parties.

CAPÍTULO VI.DECLARAÇÕES E GARANTIAS DAS COMPRADORAS	CHAPTER VI. REPRESENTATIONS AND WARRANTIES OF PURCHASERS

6.1. Declarações e Garantias das Compradoras. As Compradoras declaram e garantem a cada uma das Vendedoras que as declarações e garantias abaixo são verdadeiras e corretas em todos os aspectos na data da assinatura do presente instrumento e serão verdadeiras e corretas na Data de Fechamento:	6.1. Representations and Warranties by Purchasers. Purchasers represent and warrant to each Seller that the representations and warranties below are true and correct in all aspects on the date of signature hereof and shall be on the Closing Date:

6.1.1 Constituição e Regularidade. As Compradoras são sociedades devidamente constituídas e encontram-se em situação regular nos termos das Leis do Brasil. As Compradoras possuem todas as autorizações contratuais e societárias necessárias para o cumprimento de todas as obrigações assumidas nos Documentos da Operação.	6.1.1. Organization and Status. Purchasers are duly organized companies and in regular status under the laws of Brazil. Purchasers have all contractual and statutory authorizations necessary for compliance with all obligations undertaken in the Transaction Documents.

6.1.2 Exequibilidade. Cada um dos Documentos da Operação, devidamente assinado e entregue pelas Compradoras, constitui ou quando assinado e entregue constituirá, obrigações válidas e vinculantes das Compradoras, exequível contra as Compradoras conforme seus respectivos termos.	6.1.2. Enforceability. Each of the Transaction Documents, duly signed and delivered by Purchasers, constitutes or when signed and delivered shall constitute, valid and binding obligations of Purchasers, enforceable against Purchasers pursuant to its corresponding terms.

6.1.3 Inexistência de Conflitos ou de Consentimentos. A celebração deste	6.1.3. No Conflicts or Consents. The execution of this Agreement and

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Contrato e dos Documentos da Operação pelas Compradoras, o cumprimento pelas Compradoras de suas respectivas obrigações nos termosdo presente Contrato ou nos demais Documentos da Operação e a consumação da Operação prevista no presente Contrato e nos Documentos da Operação não conflitam nem conflitarão, violam nem violarão, resultam nem resultarão em descumprimento ou inexecução de qualquer contrato, documento, obrigação, sentença, medida liminar ou decisão da qual as Compradoras sejam parte ou aos quais as Compradoras ou quaisquer de seus respectivos ativos estejam sujeitos.	Transaction Documents by Purchasers, compliance by Purchasers with their corresponding obligations set out herein or in the Transaction Documents and consummation of the Transaction and in the Transaction Documents are not and shall not be in conflict with, violate, or result in breach or nonperformance of any agreement, document, obligation, judgment, injunction or decree to which Purchasers are a party or through which Purchasers or any of their corresponding assets are subject.

6.1.4 Poderes dos Signatários. As pessoas que representam as Compradoras na assinatura do presente instrumento, assim como nos outros Documentos da Operação em que são (ou serão) signatárias têm os poderes suficientes para tal.	6.1.4. Power of Signatories. The persons representing Purchasers in the signature hereof, as well as other Transaction Documents to which they are (or shall be) signatories have sufficient powers for such purpose.

6.1.5 Diligência. As Compradoras são Pessoas com conhecimento e experiência, e contrataram assessores especializados na avaliação e aquisição de empresas tal como a Sociedade. As Compradoras reconhecem que (a) nem a Sociedade, nem as Vendedoras nem suas Afiliadas prestam qualquer declaração ou garantia com relação a (i) projeções, estimativas ou orçamentos entregues ou disponibilizados às Compradoras de receitas futuras, futuros resultados de operações, fluxos de caixa futuros ou futura situação financeira da Sociedade ou os negócios e operações futuras da Sociedade, (ii) qualquer mudança na Lei, regra, regulamento ou em sua interpretação ou (iii) outras informações ou documentos disponibilizados às Compradoras ou a seus advogados, contadores ou assessores a respeito da	6.1.5. Inspection. Purchasers are informed and sophisticated Persons, and have engaged expert advisors experienced in the evaluation and acquisition of companies, such as the Company. Purchasers acknowledge that (a) none of the Company, the Sellers or any of their Affiliates makes any representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Purchasers of future revenues, future results of operations, future cash flows or future financial condition of the Company or the future business and operations of the Company, (ii) any change in law, rule, regulation or the interpretation thereof or (iii) any other information or documents made available to Purchasers or their counsel, accountants or advisors with respect to the Company or any of their businesses, assets, liabilities or operations, except as expressly set forth in Chapter VII.

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Sociedade ou quaisquer de seus negócios, ativos, passivos ou operações, exceto conforme expressamente disposto no Capítulo VII.

6.1.6 Situação do Negócio. Sem prejuízo dequalquerdispositivo em contrário contido neste Contrato, as Compradoras reconhecem e concordam que nenhuma das Vendedoras está prestando quaisquer declarações ou garantias, expressas ou implícitas, além daquelas expressamente prestadas pelas Vendedoras no Capítulo VII deste Contrato.	6.1.6. No Other Representation. Notwithstanding anything contained in this Agreement to the contrary, Purchasers acknowledge and agree that none of the Sellers is making any representations or warranties whatsoever, express or implied, beyond those expressly given by the Sellers in Chapter VII of this Agreement.

6.1.7. Recursos. Os Compradores possuem, nesta data, e possuirão, no Fechamento, capacidade financeira para assinar este Contrato e cumprir todas as obrigações por eles aqui assumidas, incluindo o pagamento integral do Preço de Aquisição aos Vendedores.	6.1.7. Funds. Purchasers on the date hereof have and shall have on the Closing Date financial capacity to execute this Agreement and comply with all obligations contained herein, including full payment of the Purchase Price to Sellers.

CAPÍTULO VII. DECLARAÇÕES E GARANTIAS DAS VENDEDORAS	CHAPTER VII. REPRESENTATIONS AND WARRANTIES OF SELLERS

7.1. Declarações e Garantias relativas às Vendedoras e à Sociedade. As Vendedoras declaram solidariamente às Compradoras que as declarações e garantias abaixo são verdadeiras e corretas na data da assinatura deste instrumento e serão verdadeiras e corretas na Data de Fechamento:	7.1. Representations and Warranties related to the Sellers and the Company. Sellers represent to Purchasers, jointly and severally, that the representations and warranties described below are true and correct on the date of signature hereof and shall also be true and correct on the Closing Date:

7.1.1. Constituição e Regularidade. As Vendedoras e a Sociedade são sociedades devidamente constituídas e estão em situação regular nos termos das Leis de suas respectivas jurisdições de constituição. As Vendedoras e a Sociedade possuem todas as autorizações contratuais e societárias necessárias para o cumprimento de todas as obrigações assumidas nos Documentos da Operação.	7.1.1. Organization and Status. Sellers and the Company are duly organized and in regular status under the laws of their respective jurisdiction of formation. Sellers and the Company have all contractual and statutory authorizations necessary for compliance with all obligations undertaken in the Transaction Documents.

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7.1.2. Exequibilidade. Cada um dos Documentos da Operação devidamente assinado e entregue pelas Vendedoras e a Sociedade, constitui ou quando assinado e entregue constituirão obrigações válidas e vinculantes das Vendedoras e da Sociedade, exequível contra as Vendedoras e a Sociedade conforme seus respectivos termos.	7.1.2. Enforceability. Each of the Transaction Documents duly signed and delivered by Sellers and the Company, constitute or when signed and delivered shall constitute, valid and binding obligations of Sellers and the Company, enforceable against Sellers and the Company pursuant to their corresponding terms.

7.1.3. Inexistência de Conflitos ou Consentimentos. A celebração deste Contrato e dos Documentos da Operação pelas Vendedoras e a Sociedade, o cumprimento pelas Vendedoras e pela Sociedade de suas respectivas obrigações nos termosdo presente Contrato ou nos Documentos da Operação e a consumação da Operação prevista no presente Contrato e nos Documentos da Operação não conflitam nem conflitarão, violam nem violarão, resultam nem resultarão em descumprimento ou inexecução de qualquer contrato, documento, obrigação, sentença, medida liminar ou decisão da qual as Vendedoras ou a Sociedade sejam Parte ou aos quais as Vendedoras ou a Sociedade ou seus respectivos ativos estejam sujeitos.	7.1.3. No Conflicts or Consents. The execution of this Agreement and Transaction Documents by Sellers and the Company, compliance by Sellers and the Company with their corresponding obligations set out herein or in the Transaction Documents and consummation of the Transaction and in the Transaction Documents are not and shall not be in conflict with, violate, result in breach or nonperformance of any agreement, document, obligation, judgment, injunction or decree to which any of Sellers or the Company is a Party or through which any of Sellers or the Company or their corresponding assets are subject.

7.1.4. Poderes dos Signatários. As pessoas que representam a Sociedade e as Vendedoras na assinatura do presente instrumento, assim como nos outros Documentos da Operação em que são (ou serão) signatárias têm os poderes suficientes para tal.	7.1.4. Power of Signatories. The persons representing the Company and Sellers in the signature hereof, as well as other Transaction Documents to which they are (or shall be) signatories have sufficient powers for such purpose.

7.2. Declarações e Garantias relativas à Sociedade. As Vendedoras declaram solidariamente às Compradoras que as declarações e garantias abaixo são verdadeiras e corretas em todos os aspectos relevantes na data da assinatura do	7.2. Representations and Warranties related to the Company. Sellers represent to Purchasers, jointly and severally, that the representations and warranties described below are true and correct in all material aspects on the date of signature hereof and

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presente Contrato e serão verdadeiras e corretas em todos os aspectos relevantes na Data de Fechamento:	shall also be true and correct in all material aspects on the Closing Date:

7.2.1. Quotas da Sociedade. As Vendedoras são as legítimas proprietárias de todas as Quotas. Todas as Quotas encontram-se livres e desembaraçadas de quaisquer Ônus. Não há nem haverá direitos políticos ou econômicos ou direitos similares exercíveis e que obriguem as referidas Quotas, tais como direitos de subscrição, opção, conversão, resgate ou direitos similares exercíveis e que obriguem as referidas Quotas.	7.2.1. Capitalization of the Company. The Sellers are the lawful owners of all Quotas. All Quotas are free and clear of any Liens. There are no and there shall be no political or economic rights or rights of the like capable of being exercised and binding on said Quotas, such as subscription, option, conversion, redemption rights or similar rights capable of being exercised and binding on said Quotas.

7.2.2. Inexistência de Reclamações de Terceiros. Até onde é do conhecimento das Vendedoras e exceto conforme listado no Anexo 7.2.2, não há Reclamações de Terceiros em curso, protocoladas, pendentes, ameaçadas ou iniciadas contra a Sociedade até a presente data e relativas a atos, fatos ou eventos praticados ou ocorridos até a presente data, contra a Sociedade, as Quotas, ou os direitos de titularidadedas Vendedoras sobre as referidas Quotas ou que proíbam ou restrinjam a capacidade das Vendedoras de alienar ou transferir as Quotas e consumar a Operação.	7.2.2. No Third Party Claims. To the knowledge of Sellers and except as set forth in Exhibit 7.2.2 hereto, there are no Third Party Claims underway, filed, pending, threatened or commenced against the Company on or before the date hereof and related to acts, facts or events performed or occurred on or before the date hereof, against the Company, the Quotas, or the rights held by Sellers in or to said Quotas or prohibiting or restricting Sellers’ capability to dispose of or transfer the Quotas and consummate the Transaction.

7.2.3. Software. Até onde é do conhecimento das Vendedoras, o software usado pela Sociedade em suas atividades está devidamente licenciado e foi pago em tempo hábil nos termos das Leis Aplicáveis e instrumentos contratuais correspondentes.	7.2.3. Software. To the knowledge of Sellers, the software used by the Company in its activities is duly licensed and has been timely paid, pursuant to the Applicable Laws and corresponding contractual instruments.

7.2.4. Demonstrações Financeiras.	7.2.4. Financial Statements.

(a) Uma cópia fiel e completa (i) dos demonstrativos contábeis regulamentares da Sociedade relativos ao exercício	(a) A true and complete copy of (i) the statutory accounts of the Company as of and for the year ended December 31, 2014,

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encerrado em 31 de dezembro de 2014, (ii) do balanço patrimonial não auditado relativo aos três meses encerrados em 31 de março de 2015, e (iii) e das demonstrações de operações não auditadas da Sociedade relativas aos três meses encerrados em 31 de março de 2015 anexas ao presente como Anexo 7.2.4 (em conjunto, “Demonstrações Financeiras”);	(ii) the unaudited balance sheet for the three months ended on March 31, 2015, and (iii) the related unaudited statements of operations of the Company for the three months ended on March 31, 2015 are attached hereto as Exhibit 7.2.4 (collectively, the “Financial Statements”);

(b) As Demonstrações Financeiras foram elaboradas em base consistente, em todos os aspectos relevantes, de período a período a partir das informações financeiras contidas nos livros e registros da Sociedade e no agregado apresentam razoavelmente em todos os aspectos relevantes (no caso de demonstrações não auditadas sujeitas a (i) ausência de divulgação de notas explicativas e outros itens de apresentação e (ii) mudanças resultantes de ajustes de final de exercício) a situação financeira e os resultados das operações da Sociedade em suas respectivas datas e para os respectivos períodos indicados.	(b) The Financial Statements have been prepared on a consistent basis, in all material respects, from period to period from financial information contained in the books and records of the Company and in the aggregate present fairly in all material respects (in the case of the unaudited statements subject to (i) the absence of footnote disclosures and other presentation items and (ii) changes resulting from year-end adjustments) the financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods indicated.

7.2.5. Livros, registros contábeis e registros societários. Até onde é do conhecimento das Vendedoras, os livros, registros contábeis e registros societários da Sociedade estão em conformidade com as Leis Aplicáveis, e refletem o conteúdo dos eventos e operações que devem ser ali lançados, tudo em conformidade com as Leis Aplicáveis. Todos os referidos livros, registros e outros documentos relevantes estão sob o controle da Sociedade, sendo que a Sociedade não recebeu nenhuma notificação ou alegação de que tais livros, registros contábeis e registros societários podem estar incorretos ou de que deveriam ser retificados.	7.2.5. Books, accounting records and corporate registers. To the knowledge of Sellers, the Company’s books, accounting records, and corporate registers are in accordance with the Applicable Law, and reflect the content of the events and transactions that should be entered therein, always in accordance with the Applicable Law. All said books, registers and other important documents are under the control of the Company, which have not received any notice or allegation that they may be incorrect or should be rectified.

7.2.6. Imóveis. O Anexo 7.2.6 contém uma lista de todos os imóveis (i) de propriedade	7.2.6. Real Property. Exhibit 7.2.6 contains a list of all real estate properties (i) owned

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da Sociedade na presente data, com a indicação dos Imóveis Excluídos; e (ii) dos locados pela Sociedade, com as informações relevantes acerca dos respectivos contratos de locação (“Imóveis”). Todos os Imóveis estão livres e desembaraçados de quaisquer Ônus.	by the Company on the date hereof, with an indication of the Excluded Real Estate; and (ii) leased by the Company,with all of the material information regarding the corresponding lease agreements (“Real Estate Properties”). All of the Real Estate Properties are free and clear of any Liens.

7.2.7. Ativos. Exceto conforme listado no Anexo 7.2.7, (i) todo equipamento, acessórios, mobiliário, veículos e outros ativos que englobam o ativo permanente, de propriedade da Sociedade ou que sejam por esta locados e que sejam relevantes para suas operações encontram-se em plenas condições operacionais, salvo desgaste ou depreciação normal; e (ii) a Sociedade é proprietária beneficiária ou possui a titularidade legítima e a capacidade de comercializar todos os ativos usados na condução do Negócio, livres e desembaraçados de quaisquer Ônus.	7.2.7. Assets. Except as set forth in Exhibit7.2.7, (i) all equipment, accessories, furniture, vehicles and other assets comprising the permanent asset, owned or rented by the Company that are material for its operations are in full operating conditions, except for normal wear and tear; and (ii) the Company is the beneficial owner or have the marketable title of all assets used thereby to conduct the Business, free and clear of any Liens.

7.2.8. Contratos com Partes Relacionadas. Até onde é do conhecimento das Vendedoras, exceto quanto aos contratos listados no Anexo 7.2.8, não há nenhuma operação, contrato, acordo, dívida, crédito, obrigação, que esteja em vigor ou sob negociação de qualquer natureza entre a Sociedade, de um lado, e quaisquer de suas Afiliadas, diretores, membros do conselho, empregados, administradores sêniores, ou sócios (“Partes Relacionadas”), de outro lado.	7.2.8. Agreements with Related Parties. To the knowledge of Sellers, except for the agreements listed in Exhibit 7.2.8 hereto, there is no transaction, contract, agreement, debt, credit, obligation, which is contingent, actual or under negotiation of any kind between the Company, on the one part, and any of their Affiliates, officers, board members, employees, senior managers, or partners (“Related Parties”), on the other part.

7.2.9. Contratos Relevantes. O Anexo 7.2.9 contém uma lista dos seguintes contratos dos quais a Sociedade é parte ou pelos quais está vinculada ou que, de algum modo, dizem respeito ao Negócio: (a) todos os contratos envolvendo Endividamento; (b) todos os acordos limitando a capacidade da Sociedade de atuar em qualquer ramo de	7.2.9. Material Agreements. Exhibit 7.2.9 contains a list of the following agreements to which a Company is a party or by which it is bound or that otherwise pertain to the Business: (a) all agreements involving Indebtedness; (b) all agreements limiting the ability of the Company to engage in any line of business or to compete with any

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negócios ou de concorrer com qualquer Pessoa; e (c) todos os contratos exigindo pagamento ou obrigações de desembolso anuais em valor superior a R$250.000,00; os quais foram regularmente celebrados, estão em pleno vigor e efeito e constituem obrigação válida da Sociedade. A Sociedade não descumpriu nem está inadimplente em relação a qualquer contrato, acordo ou compromisso relevante do qual seja parte.	Person; and (c) all agreements entailing payment or disbursement obligations in excess of R$250,000 yearly; which were regularly entered into, are in full force and constitute a valid obligation of the Company, as well as the Company has not violated or are in default in connection with any material agreement, arrangement or commitment to which it is a party.

7.2.10. Seguro. A cobertura de seguro da Sociedade para seus ativos e Negócio está de acordo com as práticas normais de mercado, é razoável e suficiente para empresas nos mesmos segmentos de negócios. O Anexo 7.2.10 contém uma lista de todas as apólices de seguro da Sociedade que, na presente data, estão em pleno vigor e eficácia.	7.2.10. Insurance. The insurance coverage of the Company for its assets and Business is customary, reasonable and sufficient for companies in similar lines of business. Exhibit 7.2.10 hereto contains a list of all insurance policies of the Company which are, on the date hereof, currently in full force and effect.

7.2.11. Tributos; Benefícios Fiscais. Até onde é do conhecimento das Vendedoras, a Sociedade (i) pagou ou constituiu provisões para o pagamento de todos os tributos federais, estaduais ou municipais lançados sobre suas atividades; (ii) cumpriu suas respectivas obrigações fiscais previstas na Lei Aplicável; e (iii) entregou tempestivamente as declarações relativas a tributos exigidas pela Lei Aplicável.	7.2.11. Tax; Tax Benefits. To the knowledge of the Sellers, the Company (i) paid or constituted proper provisions for the payment of all material federal, state or municipal taxes levied on their activities; (ii) complied with their relevant tax obligations provided by Applicable Law; and (iii) timely filed the tax returns required by the Applicable Law.

7.2.12. Empregados. Até onde é do conhecimento das Vendedoras, a Sociedade pagou, quando devida, a remuneração a pagar aos empregados nos termos de todas as Leis Aplicáveis, incluindo salários, benefícios, bônus, horas-extras, ajudas de custo, encargos e outras verbas trabalhistas, além do cálculo e pagamento de contribuições sociais relacionadas aos referidos empregados, também ao FGTS – Fundo de Garantia por Tempo de Serviço. Uma lista completa dos empregados da	7.2.12. Employees. To the knowledge of Sellers, the Company paid, when due, the compensation payable to employees pursuant to all material Applicable Laws, including all salaries, benefits, bonus, overtime, allowances, charges and any other labor monies, in addition to calculation and payment of social contributions in connection with said employees, also with regard to the Employees’ Severance Indemnity Fund (FGTS). A complete list of the Company’s

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Sociedade em 30 de abril de 2015, incluindo o cargo e o atual salário é anexa a este Contrato como Anexo 7.2.12.	employees as of April 30, 2015, including job title and current salary is attached to this Agreement as Exhibit 7.2.12.

7.2.13. Acordo Coletivo de Trabalho. Exceto conforme listado no Anexo 7.2.13, não há acordos de negociação coletiva ou acordos coletivos de trabalho obrigando legalmente a Sociedade.	7.2.13. Collective Bargaining Agreement. Except as listed in Exhibit 7.2.13 hereto, there are no collective agreements or collective bargaining agreements binding on the Company.

7.2.14. Taxas e Comissões. Não há remunerações, pagamentos, taxa/comissões ou obrigações a paga pela Sociedade com relação a este Contrato.	7.2.14. Fees. There are no compensations, payments, fees/commissions or obligations payable by the Company with regard to this Agreement.

7.2.15. Legislação Ambiental. A Sociedade não recebeu nenhuma Reclamação, notificação, denúncia, sentença, decisão administrativa ou pedido de informações de qualquer Autoridade Governamental ou entidade privada alegando não observância às Leis ambientais.	7.2.15. Environmental. The Company has not received any Claim, notice, complaint, judgment, administrative order, or information request from any Governmental Authority or private entity alleging any material noncompliance with any environmental Laws.

7.2.16. Licenças, Registros e Autorizações. O Anexo 7.2.16 lista todas as permissões, licenças, autorizações, certificados relevantes e registros municipais, estaduais e federais detidos pela Sociedade na presente data.	7.2.16. Licenses, Registrations and Authorizations. Exhibit 7.2.16 lists all material permits, licenses, authorizations, certificates and municipal, state and federal registrations held by the Company on the date hereof.

7.2.17. Autorizações de Órgãos Públicos. Exceto conforme disposto no Anexo 7.2.17, na Data de Fechamento, a Sociedade possuirá todas as autorizações governamentais relevantes para a execução de seus negócios e atividades regulares, e o exercício dessas atividades observa as regras e regulamentos aplicáveis em todos os aspectos relevantes.	7.2.17. Government Authorizations. Except as set out in Exhibit 7.2.17, on the Closing Date, the Company will have all material government authorizations for performance of their regular activities and businesses, and exercise of such activities and business observes the rules and regulations applying thereto in all their material aspects.

7.3. Inexistência de Outras Declarações. As Compradoras reconhecem e concordam que as Vendedoras não estão prestando quaisquer declarações ou garantias, expressas ou implícitas, além daquelas expressamente prestadas pelas Vendedoras neste Capítulo VII.	7.3. No Other Representation. Purchasers acknowledge and agree that Sellers are not making any representations or warranties whatsoever, express or implied, beyond those expressly given by Sellers in this Chapter VII.

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CAPÍTULO VIII. OUTRAS OBRIGAÇÕES DAS PARTES	CHAPTER VIII. OTHER OBLIGATIONS OF THE PARTIES

8.1. Confidencialidade. As Partes comprometem-se a manter em estrito sigilo e não divulgar ou tornar públicos quaisquer termos e condições deste Contrato e dos Documentos da Operação, sem o prévio consentimento por escrito das outras Partes. Cada uma das Partes compromete-se, ainda, a tratar como estritamente confidenciais e a não divulgar a terceiros qualquer informação que venha a conhecer por meio das outras Partes da Operação, exceto no que se refere a informações (a) que sejam ou se tornem de domínio público; (b) já eram do conhecimento da Parte que recebeu as informações na ocasião em que ocorreu a divulgação da outra Parte; ou (c) que forem recebidas legitimamente por qualquer uma das Partes de terceiros que não estejam sujeitos a obrigações de confidencialidade perante a outra Parte.	8.1. Confidentiality. The Parties undertake to keep as strictly confidential and not to disclose or make public any terms and conditions of this Agreement and the Transaction Documents, without the prior consent of the other Parties. Also, each of the Parties undertakes to treat as strictly confidential and not to disclose to any third party any known information of the other Parties to the Transaction, except for any information that (a) is or becomes public domain; (b) was already known by the Party receiving the information at the time such disclosure by the other Party occurred; or (c) is legitimately received by any of the Parties from third parties that are not subject to any secrecy obligation regarding the other Party.

8.1.1. A obrigação de confidencialidade estabelecidaneste Contrato não impedirá as Partes de divulgarem informações a qualquer autoridade nos termos e nos limites exigidos pela Lei Aplicável. Caso uma das Partes seja solicitada, de acordo com a Lei Aplicável ou por Autoridade Governamental competente, a divulgar, total ou parcialmente, quaisquer informações confidenciais, essa Parte notificará prontamente as outras Partes dessa divulgação obrigatória. Nesse caso, a Parte obrigada a divulgar as informações cooperará com as outras Partes para pleitearem uma medida liminar ou outratutela judicial buscando o	8.1.1. The confidentiality obligation contained herein shall not prevent the Parties from disclosing information to any authority under the terms and strict limits required by Applicable Law. Should any of the Parties be required, according to Applicable Law or by a competent Government Authority, to disclose, fully or partially, any confidential information, such Party shall promptly notify the other Parties of such mandatory disclosure. In this case, the obliged Party shall cooperate with the other Parties in order to seek an injunctive order or any other applicable legal remedy seeking the cancellation or annulment of the disclosing order. If such injunction or other

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cancelamento ou anulação da ordem de divulgação. Se tal medida liminar ou outratutela judicial não for obtida, ou se as Partes renunciarem à observância das disposições desta Cláusula 8.1, a Parte obrigada a divulgar as informações divulgará somente a parte das informações confidenciais exigida pela Lei Aplicável ou por ordem judicial e envidará esforços comercialmente razoáveis para obter tratamento confidencial às informações por ela divulgadas, em estrita conformidade com este Contrato e com a Lei Aplicável. Não obstante o acima exposto, as Partes poderão divulgar as informações confidenciais incluídas neste instrumento aos seus acionistas diretos e indiretos, sócios administradores e sócios investidores, assim como para os membros do conselho, diretores, empregados, assessores/consultores e representantes das Partes. Nesse caso, as Partes se comprometem a informar seus respectivos acionistas, sócios administradores e sócios investidores e membros do conselho, diretores, empregados, assessores/consultores e representantes das Partes a respeito das disposições desta Cláusula 8.1.1. As Partes serão responsáveis por qualquer violação da obrigação de confidencialidade por seus acionistas, sócios administradores e sócios investidores e membros do conselho, diretores, empregados, assessores/consultores e representantes.	legal remedy is not obtained, or if the Parties waive compliance with the provisions of this Section 8.1, the obliged Party shall disclose only the portion of the confidential information that is required by Applicable Law or by judicial order and shall employ its commercially reasonable best efforts to obtain confidential treatment of any confidential information it reveals, strictly in accordance with this Agreement and the Applicable Law. Notwithstanding the foregoing, the Parties may disclose the confidential information provided herein to their direct and indirect shareholders, limited and general partners, as well as to the Parties’ directors, officers, employees, advisors and representatives. In this case, the Parties undertake to inform their respective shareholders, limited and general partners and the Parties’ directors, officers, employees, advisors and representatives of the provisions of this Section 8.1.1. The Parties shall be responsible for any breach of the confidentiality obligation by their shareholders, limited and general partners, directors, officers, employees, advisors and representatives.

8.2. Divulgação. Não obstante as disposições da Cláusula 8.1 acima, as Partes concordam que quaisquer anúncios ou divulgações direcionados ao público em geral a respeito das Operações, somente poderão ser feitos se aprovados por escrito pelas Compradoras e pelas Vendedoras, exceto caso a divulgação seja obrigatória	8.2. Disclosure. Notwithstanding the provisions of Section 8.1 above, the Parties agree that any announcement or disclosure directed to the general public regarding the Transactions, may only be issued if approved in writing by Purchasers and Sellers, unless the disclosure is mandatory by Applicable Law or applicable regulation,

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pela Lei Aplicável ou regulamentação aplicável, e nesse caso as Partes, conforme o caso, envidarão esforços comercialmente razoáveis para que haja tempo suficiente, condizente com as obrigações, para a outra Parte discutir de boa-fé o conteúdo da comunicação e ter acesso à cópia do material a ser divulgado antes se sua divulgação. As Partes irão mutuamente acordar em até quatro Dias Úteis contados desta data e na Data de Fechamento a forma e o conteúdo de anúncios dirigidos ao público em geral, que deverão ser divulgados nas referidas datas. Não obstante a Cláusula 8.1 e esta Cláusula 8.2, as Vendedoras poderão submeter um 8-K (Relatório Atual nos termos da Seção 13 ou 15(d) do U.S. Securities Exchange Act of 1934) ou qualquer outra divulgação exigida pela U.S. Securities and Exchange Commission.	in which case the Parties, as the case may be, shall use their commercially reasonable best efforts to allow sufficient time, consistent with the obligations, for the other Party to discuss in good faith and have access to the copy of the disclosure prior to its release. The Parties will mutually agree within four Business Days from this date and on the Closing Date the form and substance of announcements directed to the general public to be released on such dates. Notwithstanding Section 8.1 and this Section 8.2, the Sellers may file an 8-K (Current Report pursuant to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934) or any other disclosure required by the U.S. Securities and Exchange Commission.

8.3. Esforços Conjuntos. As Partes e a Parte Interveniente Anuente concordam, neste ato, que tomarão todas as medidas necessárias para o pleno cumprimento das obrigações estabelecidas neste Contrato, assinando, assim, todos os instrumentos, declarações e outros documentos necessários à consumação da Operação.	8.3. Joint Efforts. The Parties and Intervening Consenting Party hereby agree that they shall take all measures necessary for full compliance with the obligations set out herein, thus signing all instruments, certificates and other documents necessary for performance of the Transaction.

8.3.1. A Affinia Southern nomeia, neste ato, em caráter irrevogável e irretratável, a Affinia Canada como sua bastante procuradora a quem serão outorgados poderes para executar todos e quaisquer atos exigidos nos termos deste Contrato.	8.3.1. Affinia Southern hereby irrevocably and irreversibly appoints Affinia Canada as its attorney-in-fact which shall be empowered to perform any and all acts required hereunder.

8.4. Despesas. Exceto se de outra forma previsto neste Contrato, todos os custos e despesas, inclusive honorários de consultores legais, financeiros e auditores e outras despesas incorridas associadas a este Contrato e à Operação serão pagos e arcados pela Parte que incorreu nesses custos e despesas.	8.4. Expenses. Except as otherwise provided in this Agreement, all costs and expenses, including fees of legal and financial advisors, auditors and other expenses incurred in connection to this Agreement and the Transaction shall be paid for and borne by the Party that incurred such costs and expenses.

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8.5. Substituição de Garantias. Após a Data de Fechamento e durante o período em que a Sociedade permanecer como garantidora nos termos das garantias ou, em algum momento posterior, casosejademanda como garantidora nos termos das garantias, a Automotiva indenizará, reembolsará e manterá indene a Sociedadeem relação a quaisquer perdas relativas às suas obrigações nos termos das garantias listadas no Anexo 8.5(i), nos termos da carta de indenização anexa à presente como Anexo 8.5(ii).	8.5. Replacement of Guarantees. After the Closing Date and during the period when the Company remains as guarantor under the guarantees or, at any time thereafter, is sought as guarantor under the guarantees, Automotivashall indemnify, reimburse and hold harmlessthe Companyfor any losses related to its obligations under the guarantees listed in Exhibit 8.5.(i), in accordance with the indemnification letter attached hereto as Exhibit 8.5.(ii).

8.6. Não Concorrência e Não Aliciamento. As Vendedoras comprometem-se, por si e pelas Afiliadas das Vendedoras e seus sucessores, a qualquer momento, a não praticarqualquer dos atos a seguir no Brasil, seja direta ou indiretamente, por um período de cinco anos a contar da Data de Fechamento (“Período de Restrição”):	8.6. Non-Competition and Non-Solicitation. The Sellers undertake, for themselves and the Sellers’Affiliates, and their successors, at any time, not to perform any of the following acts in Brazil, either directly or indirectly, for a period of five years from the Closing Date (“Restriction Period”):

(a) ser titular de qualquer participação societária, ou participar de forma relevante em qualquer sociedade, empreendimento, consórcio ou projeto que seja concorra de qualquer forma relevante com o Negócio conforme e na localidade onde é conduzido pela Sociedade nesta data, ficando estabelecido que (i) a presente restrição não é aplicável à titularidade de até 5% da participação societária de qualquer companhia aberta e (ii) sob nenhuma hipótese a presente restrição será aplicável ao envolvimento no negócio de fabricação, distribuição, venda ou outra forma relacionada a filtros;	(a) hold any equity interest in, or participate in any material manner in, any company, enterprise, consortium or project that competes in any material manner with the Business as and where it is conducted by the Company as of the date hereof; provided that (i) this restriction shall not apply to the ownership of up to 5% of any equity interest in any publicly traded entity and (ii) in no event shall this restriction apply to the engaging in any way with the business of manufacturing, distributing, selling or otherwise dealing with filtration products;

(b) empregar ou contratar, ou tentar empregar ou contratar, qualquer empregado da Sociedade;	(b) hire or contract, or attempt to hire or contract, any employee of the Company;

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(c) induzir ou persuadir, ou tentar induzir ou persuadir, qualquer Pessoa a não fazer negócios com as Compradoras, a Sociedade ou com qualquer Afiliada da Sociedade;	(c) induce or persuade, or attempt to induce or persuade, any Person not to do business with the Purchasers, the Company or any of the Company’s Affiliates;

(d) empregar ou atrair, ou prometer e induzir para empregar e atrair, qualquer empregado, administrador, representante comercial ou outro prestador de serviços das Compradoras ou da Sociedade, ficando estabelecido que o disposto neste item não se aplica a buscas generalizadas de empregados por meio de anúncios na mídia que não tenham como público alvo empregados das Compradoras e da Sociedade, ou à contratação de qualquer pessoa que inicie conversa a respeito da referida contratação sem qualquer aliciamento direto ou indireto pelas Vendedoras ou a à contratação de qualquer empregado que tenha sido dispensados pelas Compradoras ou pela Companhia;	(d) employ or attract, or promise and induce to employ or attract, any employee, officer, sales representative, or other provider of services to the Purchasers, the Company; provided, however, that the foregoing shall not apply to generalized searches for employees by use of advertisements in the media that are not targeted at employees of the Purchasers, the Company, hiring any such person who initiates discussions regarding such employment without any direct or indirect solicitation by Sellers, or soliciting or hiring any employee who was terminated by the Purchasers, the Company;

(e) induzir ou persuadir, ou tentar induzir ou persuadir, qualquer empregado, administrador, representante comercial ou outro prestador de serviços das Compradoras ou da Sociedade ou de qualquer Afiliada da Sociedadea não prestar serviços às Compradoras ou à Sociedade (mesmo se o fato de a Pessoa em questão não prestar serviços às Compradoras ou à Sociedade não resultar em violação das obrigações contratuais por parte dessa Pessoa).	(e) induce or persuade, or attempt to induce or persuade, any employee, shareholder, quotaholder, officer, sales representative, or other provider of services to the Purchasers or the Company, not to provide services to the Purchasers or the Company (even if the fact that the Person in question does not provide services to the Purchasers or the Company does not result in a breach of contractual obligations by that Person).

8.6.1. Não obstante qualquer disposição em contrário no presente Contrato, a Cláusula 8.6deixará de ser aplicável e de vigorar caso haja mudança de Controle das Vendedoras e/ou das Afiliadas das Vendedoras após a Data de Fechamento, exclusivamente com relação à(s) Vendedora(s) e/ou Afiliada(s) da(s) Vendedora(s) cujo controle tenha sido alterado.	8.6.1. Notwithstanding anything herein that may be construed to the contrary, the provisions of this Section 8.6 shall no longer apply and shall forever terminate upon a change of Control after the Closing Date of the Sellers and/or Sellers’ Affiliates, exclusively in relation to the Seller(s) and/or
Seller(s)’ Affiliate(s) which Control has so changed.

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8.6.2. As Vendedoras reconhecem e concordam que todos os direitos a elas atribuídos nos termos deste Contrato levaram em consideração as obrigações de não concorrência previstas nesta Cláusula 8.6, e que as Partes consideram razoável o Período de Restrição e as demais restrições previstas nesta Cláusula 8.6 tendo em vista todas as circunstâncias da presente Operação.	8.6.2. The Sellers acknowledge and agree that all rights attributed to them under this Agreement take into consideration the non-competition obligations provided for in this Section 8.6, and that the Parties consider the Restriction Period and other restrictions contemplated in this Section 8.6 to be reasonable in light of all the circumstances of the Transaction.

8.6.3. Embora as Partes considerem razoáveis as restrições previstas nesta Cláusula 8.6, caso qualquer restrição seja consideradainválida ou sem efeito, e tal restrição seria válida se parte do texto fosse excluído, o prazo reduzido, ou as atividades ou área em questão fossem menos abrangentes, as Partes concordam que deverão alterar esta Cláusula 8.6 para torná-la válida e eficaz.	8.6.3. Although the Parties consider the restrictions contemplated in this Section 8.6 to be reasonable, if any of the restrictions is found to be invalid or without effect but would be valid if part of the text was excluded, the period of time was reduced, or the activities or area in question were less extensive, the Parties agree that they will amend this Section 8.6 so as to make it valid and effective.

8.7. Na hipótese de descumprimento de qualquer obrigação nos termos das Cláusulas 8.1, 8.2 e 8.6, as Vendedoras serão responsáveis pela reparação de quaisquer Perdas validamente incorridas e demonstradasoriundasde tal descumprimento, conforme previsto na Lei Aplicável.	8.7. In the event of breach of any obligation under Sections 8.1, 8.2 and 8.6, the Sellers shall be liable to repair duly incurred and evidenced Losses caused by their breach in accordance with Applicable Law.

CAPÍTULO IX. INDENIZAÇÃO	CHAPTER IX. INDEMNIFICATION

9.1. Obrigação de Indenizar das Vendedoras. Observados os demais termos e condições deste Capítulo IX, a partir da Data de Fechamento (inclusive), e (i) por um período de um ano contado a partir da Data de Fechamento; ou (ii) até a data em que houver uma mudança de Controle das Vendedoras ou dos Acionistas das	9.1. Sellers’ Obligation to Indemnify. Subject to the other provisions of this Chapter IX, from and after the Closing Date, and for a period which shall be the earliest of: (i) one year counted as from the Closing Date; or (ii) the date in which there is a change of Control of the Sellers or Sellers’ Shareholders (the “Survival Period”),

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Vendedoras, o que ocorrer antes (“Prazo da Indenização”), as Vendedoras, solidariamente, indenizarão, defenderão e manterão indenes as Compradoras, a Sociedadee seus diretores, membros do conselho de administração, empregados, acionistas e quotistas (individualmente, “Parte Indenizada das Compradoras” e, em conjunto, “Partes Indenizadas das Compradoras”) em relação a quaisquer Perdas efetivas decorrentes do descumprimento, inexatidão ou falsidade das declarações garantias prestadas pelas Vendedoras nas Cláusulas 7.1.2, 7.1.3, 7.1.4, 7.2.1 e 7.2.8 do presente (após considerar a Atualização de Anexos de Divulgação), ficando estabelecido que não será devida nenhuma indenização até que o valor agregado das Perdas incorridas seja superior a R$100.000,00.	Sellers shall, jointly and severally, indemnify, defend and hold harmless the Purchasers, the Company, and their officers, directors, employees, shareholders and quotaholders (each a “Purchasers Indemnified Party” and, collectively, the “Purchasers Indemnified Parties”) from and against any actual Lossesresulting from: breach, inaccuracy or untruthfulness of representations and warranties made by Sellers in Sections 7.1.2, 7.1.3, 7.1.4, 7.2.1 and 7.2.8 hereof (after giving effect to the Bring Down Supplements), provided that no indemnification shall be required unless and until the aggregate Losses exceed R$100,000.00.

9.1.1. Prazo da Indenização. Observadas as limitações indicadas neste Capítulo IX, a obrigação de indenizar das Vendedoras limita-se a Perdas originadas de Reclamações devidamente notificadas às Vendedoras no Prazo da Indenização. Se uma notificação por escrito de uma Reclamação for entregue pela Parte Indenizada das Compradoras às Vendedoras dentro doPrazo da Indenização, a responsabilidade das Vendedoras em relação a tal Reclamação será automaticamente prorrogada até que a Reclamação seja decidida em caráter final.	9.1.1. Survival Period. Subject to the limitations indicated in this Chapter IX, Sellers’ obligation to indemnify is limited to Losses arising out of Claims duly notified to Sellers within the Survival Period. If a written notice of Claim is given by the Purchasers Indemnified Party to the Sellers within the Survival Period, then Sellers’ responsibility over such Claim shall automatically be extended until the Claim is finally resolved.

9.2. Procedimentos de Indenização para Demandas Diretas. Uma Parte Indenizada da Compradora que tenha direito ou possa vir a ter direito de ser indenizada(“Parte Indenizada”) pelas Vendedoras (“Parte Indenizadora”) nos termos da Cláusula 9.1, conforme aplicável, notificará a Parte Indenizadora de qualquer evento que possa	9.2. Indemnification Procedures for Direct Party Claims. A Purchaser Indemnified Party that is entitled or that may be entitled to indemnification (“Indemnified Party”) from the Sellers (“Indemnifying Party”) under Section 9.1, as applicable, shall notify the Indemnifying Party of any event that might give the Indemnified Party the right

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conferir à Parte Indenizada o direito a indenização direta (“Demanda Direta”) nos termos deste Contrato, caso em que seaplicará o procedimento a seguir:	to a direct indemnification (“Direct Party Claim”) under this Agreement, in which case the following procedure shall apply:

(a) Concordância da Parte Indenizadora. Caso a Parte Indenizadora notifique a Parte Indenizada de que ela não se opõe à Reclamação descrita na notificação da Parte Indenizada no prazo de 20 Dias Úteis, as Perdas no montante especificado na notificação enviada pela Parte Indenizada serão consideradas como responsabilidade da Parte Indenizadora, em caráter final, e a Parte Indenizadora pagará o montante dessas Perdas à Parte Indenizada no prazo de 30 Dias Úteis a contar do recebimento da notificação a esse respeito da Parte Indenizada, em moeda corrente nacional e por meio de depósito(s) na(s) conta(s) bancária(s) indicada(s) pela Parte Indenizada na notificação; ou	(a) Agreement of the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the Claim described in such notice of the Indemnified Party in within 20 Business Days, the Losses in the amount specified in the Indemnified Party’s notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Losses to the Indemnified Party within 30 Business Days from its receipt of a notice of the Indemnified Party to that effect, in immediately available funds through deposit(s) into the bank account(s) indicated by the Indemnified Party in such notice; or

(b) Omissão ou Objeção da Demanda Direta pela Parte Indenizadora. Caso a Parte Indenizadora (i) tenha decidido apresentarobjeção à Demanda Direta dentro do prazo previsto neste Contrato ou (ii) tenha deixado de responder,dentro do prazo previsto neste Contrato,à notificação enviada pela Parte Indenizada, os representantes da Parte Indenizadora e da Parte Indenizada iniciarão negociações de boa-fé para resolver a referida controvérsia, fincando estabelecido que caso o conflito não seja resolvido por meio das negociações dos referidos representantes no prazo de 30 Dias Úteis contados da data de início das negociações, a controvérsia deverá se resolvida em caráter final por meio do mecanismo de resolução de controvérsias previsto na Cláusula 12.1. A Parte Indenizadora obriga-se a pagar o montante referente a quaisquer Perdas nos termos de	(b) Omission or Dispute of the Claim by the Indemnifying Party. In case the Indemnifying Party (i) has timely decided to dispute the Claim; or (ii) has failed to timely respond to the notification sent by the Indemnified Party, representatives of the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through the negotiations of such representatives within the following 30 Business Days, such dispute shall be resolved fully and finally by the dispute resolution provisions provided in Section 12.1. The Indemnifying Party shall pay the amount of any Losses in connection with the indemnification under any Direct Party Claims within 15 Business Days from the final decision, in immediately available funds through deposit(s) into the bank account(s) indicated by the Indemnified Party in such notice.

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quaisquer Demandas Diretas de uma Parte no prazo de 15 Dias Úteis a contar da decisão final, em moeda corrente nacional e por meio de depósito(s) na(s) conta(s) bancária(s) indicada(s) pela Parte Indenizada na notificação.

9.2.1. Nos casos em que a Parte Indenizadora deixar de pagar o valor devido a título de indenização à Parte Indenizada no prazo previsto acima,decorrente de acordo entre as Partes ou decisão em caráter final, conforme o caso, a Parte Indenizadora estará sujeita a 1% de juros mensais sobre a quantia pendente não pagaaté a liquidação desse pagamento, e, caso os valores permaneçam pendentes de pagamento pelo prazo de dez dias contados da data do seu vencimento, a uma multa moratória de 2% do montante devido.	9.2.1. In cases where the Indemnifying Party fails to timely pay the indemnification owed to the Indemnified Party, upon an agreement between the Parties or a final decision, as the case may be, the Indemnifying Party shall be subject to a 1% monthly interest over the outstanding unpaid amount until the settlement of such payment, and, in case the amounts remain unpaid for ten days after their due date, a late penalty of 2% of the amount due shall apply.

9.3. Procedimentos de Indenização para Reclamações de Terceiros. Caso uma Reclamação que possa resultarem uma Perda sujeita a indenização nos termos do Capítulo IX deste Contrato seja movida por uma Pessoa que não seja Parte do Contrato (“Reclamação de Terceiros”), a Parte Indenizada notificará prontamente por escrito a Parte Indenizadora no menor prazo entre (a) correspondente a metade do prazo final legal para apresentação de defesa(s) ou de reconvenção a respeito da Reclamação de Terceiros em questão (“Defesa”) ou (b) de cinco Dias Úteis do recebimento da notificação da Reclamação de Terceiros. A omissão da Parte Indenizada em notificar a Parte Indenizadora a respeito de qualquer Reclamação de Terceiros dentro do prazo previsto no presente Contrato não desobrigará, dispensará ou afetará a Parte Indenizadora com relação ao cumprimento da obrigação de indenização em relação à matéria que é objeto de tal Reclamação de	9.3. Indemnification Procedures for Third-Party Claims. In cases of a Claim that may entail a Loss that is subject to indemnification under Chapter IX of this Agreement that is asserted by a Person that is not a Party to this Agreement (“Third-Party Claim”), the Indemnified Party shall promptly notify in writing the Indemnifying Party within (a) 1/2 of the legal deadline for presenting defense(s) or bringing a counter-claim with regard to the Third-Party Claim in question (“Defense”) or (b) five Business Days of its having notice of the Third-Party Claim, whichever is shorter. The Indemnified Party’s failure to notify the Indemnifying Party regarding any Third-Party Claim within the time period prescribed herein shall not release, waive or otherwise affect the Indemnifying Party with respect to any indemnification obligation in respect of the matter which is the subject of such Third-Party Claim, except to the extent that the Indemnifying Party can

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Terceiros, exceto na medida em que a Parte Indenizadora possa demonstrar Perda efetiva em decorrência de tal omissão. A Parte Indenizadora poderá optar por defender qualquer Reclamação de Terceiros às suas custas e por meio da escolha de advogados de reconhecida reputação e experiência na respectiva jurisdição, desde que informe por escrito a Parte Indenizada dessa decisão no menor prazo entre (i) cinco Dias Úteis do recebimento da notificação da Reclamação de Terceiros ou (ii) metade do prazo final legal para apresentação da Defesa.	demonstrate actual Loss as a result of such failure. The Indemnifying Party may elect to defend any Third-Party Claim at its expense and by means of its own choice of lawyers of recognized reputation and experience in the relevant jurisdiction, as long as it informs the Indemnified Party of such decision in writing within (i) five Business Days of its receipt of notice of the Third-Party Claim or (ii) 1/2 of the legal deadline for the Defense, whichever is shorter.

9.3.1. Se a Parte Indenizadora se recusar a assumir a Defesa nos termos do Capítulo IX deste Contrato, ou não responder a notificação recebida da Parte Indenizada, a Parte Indenizada poderá, mas não será obrigada a, assumir a Defesa, às custas da Parte Indenizadora (inclusive custos, honorários e despesas razoáveis de advogados externos, contadores e outros agentes ou representantes). Não obstante o disposto acima, em todos e quaisquer casos, se a Parte Indenizada decidir liquidar ou celebrar acordo com relação à respectiva Reclamação de Terceiros antes da sentença final, ela deverá notificar a Parte Indenizadora a respeito dos termos e condições da liquidação/acordo. Se a Parte Indenizadora não se opuser aos termos e condições da proposta de liquidação/celebração de acordo no prazo de dez Dias Úteis após o recebimento da notificação, a Parte Indenizada terá a liberdade de liquidar/celebrar o acordo com relaçãoà Reclamação de Terceiros nos mesmos termos e condições previamente informados à Parte Indenizadora. Por outro lado, se a Parte Indenizadora notificar a Parte Indenizada com objeção aos termos e condições da liquidação/acordo, as Partes	9.3.1. If the Indemnifying Party refuses to undertake the Defense foreseen under Chapter IX of this Agreement, or does not answer the notification received from the Indemnified Party, then the Indemnified Party shall be able, but not required, to undertake such Defense, at the Indemnifying Party’s expenses (including reasonable costs, fees and expenses of attorneys, accountants and other agents or representatives). Notwithstanding the foregoing, in any and all cases, if the Indemnified Party decides to liquidate or settle the respective Third-Party Claim before final judgment, it shall notify the Indemnifying Party about the terms and conditions of such liquidation/settlement. If the Indemnifying Party does not oppose to the terms and conditions of the proposed liquidation/settlement within ten Business Days after receipt of such notification, the Indemnified Party shall be free to liquidate/settle the Third-Party Claim on the same terms and conditions previously informed to the Indemnifying Party. On the other hand, if the Indemnifying Party notifies the Indemnified Party opposing to the terms and conditions of the liquidation/settlement, the Parties must

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imediatamente iniciarão negociações para chegar a um consenso sobre os termos e condições da liquidação/acordo. Caso o consenso não seja obtido no prazo de dez Dias Úteis após o recebimento, pela Parte Indenizada, da notificação de oposição da Parte Indenizadora: (a) a Parte Indenizadora poderá escolher, a seu exclusivo critério e às suas custas, assumir a Defesa ou, caso contrário, (b) a Parte Indenizada terá liberdade de liquidar/celebrar acordo a respeito da Reclamação de Terceiros nos mesmos termos e condições previamente informados à Parte Indenizadora.	initiate immediate conversations in order to reach common grounds about liquidation/settlement terms and conditions. If no agreement is reached within ten Business Days after the receipt, by the Indemnified Party, of Indemnifying Party’s notice of opposition: (a) the Indemnifying Party may choose, at its own costs, to undertake the Defense or, otherwise, (b) the Indemnified Party shall be free to liquidate/settle the Third-Party Claim in the same terms and conditions previously informed to the Indemnifying Party.

9.3.2. Se a Parte Indenizadora decidir assumir a Defesa nos termos do Capítulo IX deste Contrato, a Parte Indenizada outorgará tempestivamente à Parte Indenizadora, e, em qualquer caso, no prazo de três Dias Úteis contadosdo recebimento de notificação por escrito, uma procuração com poderes específicos e suficientes para que os advogados escolhidos pela Parte Indenizadora conduzam a Defesa ou a reconvenção. A omissão da Parte Indenizada em outorgar e entregar referida procuração dentro do prazo previsto no presente desobrigará a Parte Indenizadora em relação a qualquer obrigação de indenização a respeito da matéria objeto da Reclamação de Terceiros.	9.3.2. If the Indemnifying Party chooses to undertake the Defense foreseen under Chapter IX of this Agreement, the Indemnified Party shall timely grant to the Indemnifying Party, and in any case within three Business Days after receiving a written notice, a power of attorney with specific and sufficient powers for the lawyers chosen by the Indemnifying Party to carry out the Defense or counterclaim. The Indemnified Party’s failure to grant and deliver said power of attorney within the time period prescribed herein shall releasethe Indemnifying Party with respect to any indemnification obligation in respect of the matter which is the subject of such Third-Party Claim.

9.3.3. A Parte Indenizada disponibilizará em tempo hábil,nos termos do Capítulo IX deste Contrato, à Parte Indenizadora toda informação e documentação de apoio razoavelmente solicitada pela Parte Indenizadoraque possa ser necessária para a Defesa. A omissão da Parte Indenizada em entregar a referida documentação e informação no prazo previsto no presente Contrato isentará a Parte Indenizadora de	9.3.3. The Indemnified Party shall make available to the Indemnifying Party, under Chapter IX of this Agreement, in timely fashion all reasonable supporting documentation and information that might be needed for the Defense and that was reasonably requested by the Indemnifying Party. The Indemnified Party’s failure to deliver said documentation and information within the time period prescribed herein

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qualquer obrigação de indenização referente ao objeto da Reclamação de Terceiros. A Parte Indenizadora enviará, a pedido da Parte Indenizada, cópias de todos os documentos dos processos à Parte Indenizada assim que forem formalmente submetidos ao juízo competente. A Parte Indenizada tem o direito de acompanhar o curso dos processos legais da Reclamação de Terceiros objeto dessa Defesa, inclusive, nomear, às suas expensas, seus próprios procuradores para acompanhar a Defesa que será conduzida pelo procurador designado pela Parte Indenizadora.	shall release the Indemnifying Party with respect to any indemnification obligation in respect of the matter which is the subject of such Third-Party Claim. The Indemnifying Party shall, at the Indemnified Party’s request, send copies of all proceedings’ documents to the Indemnified Party as soon as they are formally presented to the competent court.The Indemnified Party is entitled to follow the course of the legal proceedings of the Third-Party Claim that is the purpose of this Defense, including, to appoint, at its own expense, their own attorneys in fact to follow the Defense that shall be carried out by the attorney in fact designated by the Indemnifying Party.

9.3.4. A Parte Indenizadora não aprovará, nos termos do Capítulo IX deste Contrato, em nenhuma hipótese, o registro da sentença ou a celebração de qualquer acordo a respeito da Reclamação de Terceiros sem o prévio consentimento por escrito da Parte Indenizada a não ser que a sentença ou o acordo proposto (a) envolva apenas o pagamento de valorespecuniários; (b) não imponha uma medida liminar ou outra tutela dos juízes, com baseno princípio da equidade, sobre a Parte Indenizada; e (c) inclua a entrega pela Pessoa ou Pessoas que estão alegando tal Reclamação de Terceiros a todas as Partes Indenizadas de uma quitação e liberaçãoincondicionada de todas as responsabilidades a respeito da referida Reclamação ou do acordo de que seja proferida qualquer sentença.	9.3.4 The Indemnifying Party, under Chapter IX of this Agreement, will not, in any event, consent to the entry of judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party unless the judgment or proposed settlement (a) involves only the payment of money damages; (b) does not impose an injunction or other equitable relief upon the Indemnified Party; and (c) includes as an unconditional term thereof the giving by the Person or Persons asserting such Third Party Claim to all Indemnified Parties of unconditional release from all liability with respect to such Claim or consent to entry of any judgment.

9.4. Pagamento de Indenização em relação a Reclamação de Terceiros. O valor devido nos termos do Capítulo IX deste Contrato a qualquer das Partes Indenizadas relacionado às Perdas geradas por Reclamação de Terceiros será pago pelas Partes	9.4. Payment of Indemnification in relation to Third-Party Claims. Any amount due under Chapter IX of this Agreement to any of the Indemnified Parties in connection with Losses generated by Third-Party Claims shall be paid by Indemnifying Parties within

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Indenizadoras no prazo de 15 Dias Úteis contados do recebimento de notificação por escrito de qualquer das Partes Indenizadas, informando a decisão definitiva, transitada em julgado, que contemplará o desembolso necessário ou que já tenha contemplado o desembolso necessário por qualquer das Partes Indenizadas, por meio de transferência em moeda corrente nacional à conta bancária mantida pela Parte Indenizada. Nos casos em que a Parte Indenizadora deixar de pagar a indenização devida à Parte Indenizada no prazo previsto neste Contrato, a Parte Indenizadora estará sujeita a 1% de juros mensais sobre a quantia pendente não pagaaté a liquidação desse pagamento, e, caso os valores permaneçam pendentes de pagamento pelo prazo de dez dias contados da data do seu vencimento, a uma multa moratória de 2% do montante devido.	15 Business Days following the receipt of written notice by any of the Indemnified Parties, informing a definitive decision, not subject to appeal (transitada em julgado), which shall contemplate a necessary disbursement or which has already contemplated a necessary disbursement by any of the Indemnified Parties, by transfer to bank account held by the Indemnified Partyof immediately available funds. In cases where the Indemnifying Party fails to timely pay the indemnification owed to the Indemnified Party, the Indemnifying Party shall be subject to a 1% monthly interest over the outstanding unpaid amount until the settlement of such payment, and, in case the amounts remain unpaid for ten days after their due date, a late penalty of 2% of the amount due shall apply.

9.5. O valor da Perda a ser indenizada em dinheiro será também aumentado em um montante que, após subtraírem-se os Tributos aplicáveis, reste um valor equivalente ao pagamento da indenização que seria devido sem a incidência de quaisquer Tributos que, nos termos da Lei aplicável, se houver, originarem-se da transferência de dinheiro e recebimento de qualquer pagamento de indenização nos termos deste Contrato pela Parte Indenizada, considerando as alíquotas aplicáveis.	9.5. The amount of the Loss to be indemnified in cash shall also be increased to an amount which, after subtracting the applicable Taxes, leaves an amount equal to the indemnity payment that would have been due without any Taxes that, pursuant to applicable Law, if any, arise from or in connection with the remittance and receipt of any indemnity payment under this Agreement by the Indemnified Party, considering the applicable rates.

9.6. Obrigação de Minimizar as Perdas. Nos termos do Capítulo IX deste Contrato, as Partes se comprometem a envidar seus esforços comercialmente razoáveis diante de uma Reclamação que possa gerar uma Perda, visando atenuar, de boa-fé e na medida do possível, a Perda efetivamente incorrida pela Parte Indenizada e a ser indenizada por qualquer Parte Indenizadora, nos termos deste Contrato.	9.6. Obligation to Minimize Losses. Under Chapter IX of this Agreementthe Parties agree to use their commercially reasonable best efforts upon the occurrence of a Claim that may generate a Loss, aiming at mitigating, in good faith and to the extent possible, the effective Loss incurred by the Indemnified Party and to be indemnified by any Indemnifying Party, pursuant to this Agreement.

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9.7. Limitações. Não obstante qualquer disposição em contrário neste Contrato, qualquer indenização a ser paga nos termos doCapítulo IX do presente Contrato será limitada ou reduzida de acordo com as seguintes disposições:	9.7. Limitations. Notwithstanding anything to the contrary in this Agreement, any indemnification payable under Chapter IX of this Agreement shall be limited or reduced in accordance with the following provisions:

(a) O cálculo do valor de quaisquer Perdas em relação às quais é devido pagamento de indenização nos termos deste Capítulo IX será líquido de quaisquer valores ressarcidos, passíveis de ressarcimento ou com relação aos quais exista o direito de ressarcimento pela Parte Indenizada ou Afiliadas da Parte Indenizada nos termos ou de acordo com alguma apólice de seguro, indenização, contrato ou acordo de reembolso nos termos do qual tal Parte Indenizada ou Afiliadas da Parte Indenizada sejam parte ou titulares direitos (em conjunto, “Acordos Alternativos”) com relação a tais Perdas. A Parte Indenizada pleiteará ressarcimento nos termos de todos os Acordos Alternativos que cobrem as Perdas na mesma proporção que Parte Indenizada pleitearia caso tais Perdas não fossem sujeitas à indenização nos termos do presente. Caso um seguro ou outro ressarcimento seja feito por qualquer parte em relação às Perdas pelas quais tal Pessoa já tenha sido indenizada nos termos do presente Contato e tenha recebido pagamento no valor das Perdas ou parte desse valor, uma restituição será realizada prontamente à Parte Indenizadora, equivalente ao valor total do ressarcimento.	(a) The calculation of the amount of any Losses for which indemnification is payable under this Chapter IX shall be net of any amounts recovered, recoverable or for which there is a right of recovery by the Indemnified Party or any of such Indemnified Party’s Affiliates under or pursuant to any insurance policy, title insurance policy, indemnity, reimbursement arrangement or contract pursuant to which or under which such Indemnified Party or any of such Indemnified Party’s Affiliates is a party or has rights (collectively, “Alternative Arrangements”) with respect to such Losses. The Indemnified Party shall seek recovery under all Alternative Arrangements covering any Losses to the same extent as the Indemnified Party would if such Losses were not subject to indemnification hereunder. In the event that an insurance or other recovery is made by any party with respect to any Losses for which any such Person has already been indemnified hereunder and has received funds in the amount of the Losses or a portion thereof, then a refund equal to the aggregate amount of the recovery shall be made promptly to the Indemnifying Party.

(b) Quaisquer valores a pagar nos termos das obrigações de indenização constantes deste Capítulo IX serão pagos sem duplicidade e em nenhuma hipótese uma Parte será indenizada pelas mesmas Perdasem razão de dispositivos diferentes deste Contrato.	(b) Any amounts payable pursuant to the indemnification obligations under this Chapter IX shall be paid without duplication and in no event shall any Party be indemnified under different provisions of this Agreement for the same Losses.

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CAPÍTULO X. DISPOSIÇÕES GERAIS	CHAPTER X. MISCELLANEOUS

10.1. Notificações. Todas as notificações, consentimentos, solicitações e outras comunicações, previstos no presente Contrato, serão feitos por escrito e poderão ser entregues em mãos às Partes e/ou à Parte Interveniente Anuente, conforme o caso, enviados por e-mail e em seguida enviados por correio registrado, aos endereços e às pessoas abaixo indicadas:	10.1. Notices. All notifications, consents, requests and other communications provided for hereunder shall be made in writing and shall be delivered into the hands of the Parties and/or the Intervening Consenting Party, as applicable, sent by e-mail followed by registered mail, to the address and to the individuals indicated below:

Se para as Vendedoras:	If to Sellers:

Affinia Group Inc. – Departamento Jurídico

At. David Sturgess e Maggie Drozd

1 Wix Way, Gastonia, NC 28054 USA

Telefone: +1 704-869-3323

Email:dave.sturgess@affiniagroup.comemag

gie.drozd@affiniagroup.com

Affinia Group Inc. – Legal Department

Attn.: David Sturgess and Maggie Drozd

1 Wix Way, Gastonia, NC 28054 USA

Telephone: +1 704-869-3323

E-mail: dave.sturgess@affiniagroup.comandmaggie.

drozd@affiniagroup.com

E para:	And to:

Affinia Group Inc. – DiretorFinanceiro At.: Steven P. Klueg 1 Wix Way, Gastonia, NC 28054 USA Telefone: +1 704-869-3320 E-mail: steve.klueg@affiniagroup.com	Affinia Group Inc. – Chief Financial Officer Attn: Steven P. Klueg 1 Wix Way, Gastonia, NC 28054 USA Telephone: +1 704-869-3320 E-mail: steve.klueg@affiniagroup.com

E com cópia para (ficando entendido que o recebimento de notificação pelo referido destinatário servirá apenas para informação, e não deverá ser considerado como notificação para os respectivos fins):	And by copy to (it being certain that receipt of notice by said recipient is only for information purposes, and shall not be considered for notification purposes):

Pinheiro Neto Advogados At.: Sr. Marcos Chaves Ladeira Rua Hungria, 1100, Jardim Europa, CEP 01455-000, São Paulo-SP, Brasil E-mail: mladeira@pn.com.br	Pinheiro Neto Advogados Attn.: Mr. Marcos Chaves Ladeira Rua Hungria, 1100, Jardim Europa, CEP 01455-000, São Paulo-SP, Brazil E-mail: mladeira@pn.com.br

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Se para as Compradoras:	If to Purchasers:

DASA At. José Alvaro Sardinha Rua Ernesto de Castro, 37, Mooca, SP 03042-010 Telefone: 11 3155 7171 E-mail: joses@comolatti.com.br	DASA At. José Alvaro Sardinha Rua Ernesto de Castro, 37, Mooca, SP 03042-010 Telefone: 11 3155 7171 E-mail: joses@comolatti.com.br

E com cópia para (ficando entendido que o recebimento de notificação pelo referido destinatário servirá apenas para informação, e não deverá ser considerado como notificação para os respectivos fins):	And by copy to (it being certain that receipt of notice by said recipient is only for information purposes, and shall not be considered for notification purposes):

Barbosa Müssnich Aragão At.: Sra. Monique Mavignier Av. Presidente Juscelino Kubitschek, 1.455 10º andar, Itaim Bibi, CEP 04543-011, São Paulo-SP, Brasil E-mail: mml@bmalaw.com.br	Barbosa Müssnich Aragão Attn.: Mrs. Monique Mavignier Av. Presidente Juscelino Kubitschek, 1.455 10º andar, Itaim Bibi, CEP 04543-011, São Paulo-SP, Brazil E-mail: mml@bmalaw.com.br

Se para Pellegrino: Antes do Fechamento:	If to Pellegrino: Before Closing:

Jorge Cerveira Schertel

Av. Imperatriz Leopoldina, 86, 1º andar, Vila Leopoldina, CEP 05305-00, cidade de São Paulo, Estado de São Paulo, Brasil

Telefone: + 55 11-3602-800

E-mail: jorge.schertel@affiniagroup.com

Após o Fechamento:

José Alvaro Sardinha

Rua Ernesto de Castro, 37, Mooca, SP

03042-010

Telefone: 11 3155 7171

E-mail: joses@comolatti.com.br

Jorge Cerveira Schertel

Av. Imperatriz Leopoldina, 86, 1st floor, Vila Leopoldina, CEP 05305-00, city of São Paulo, State of São Paulo, Brazil

Telephone: + 55 11-3602-800

E-mail: jorge.schertel@affiniagroup.com

After Closing:

José Alvaro Sardinha

Rua Ernesto de Castro, 37, Mooca, SP

03042-010

Telefone: 11 3155 7171

E-mail: joses@comolatti.com.br

10.1.1 As notificações enviadas conforme a Cláusula 10.1 serão consideradas entregues: (a) no momento em que entregues, se entregues pessoalmente, (b) no momento em que são recebidas, se enviadas por correio ou serviço de courier, e	10.1.1. Notifications delivered pursuant to Section 10.1 shall be deemed given: (a) at the time they are delivered, if delivered personally, (b) at the time they are received, if sent by mail or courier service, and (c) if by e-mail, at the time the e-mail

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(c) se por e-mail, no momento em que o e-mail for recebido, se recebido durante horário comercial normal, caso contrário, no primeiro Dia Útil subsequente.	is received, if received during normal business hours, otherwise on the next succeeding Business Day.

10.1.2 Qualquer Parte poderá mudar o endereço para envio de notificações notificando por escrito às outras Partes de acordo com esta Cláusula 10.1, e com relação a esta disposição, a notificação será recebida apenas pelo reconhecimento do recebimento por cada uma das outras Partes.	10.1.2. Any Party hereto may change the address to which notification should be sent by written notice to the other Parties hereto in accordance with this Section 10.1, and with respect to this provision, the notification will be received only through the recognition of such receipt by each of the other Parties.

10.2. Renúncia, Alteração. Nenhuma renúncia, dispensa de pagamento ou rescisão deste Contrato ou de quaisquer termos ou disposições do presente Contrato vinculará qualquer Parte salvo se confirmado por escrito. Nenhuma renúncia por qualquer das Partes de qualquer termo ou disposição deste Contrato ou o não cumprimento dos termos do presente Contrato afetarão os direitos da referida Parte de executar tal termo ou disposição posteriormente ou de exercer qualquer direito ou de pleitear medida judicial no caso de qualquer outro descumprimento, seja similar ou não. O presente Contrato não poderá ser modificado ou alterado, exceto se por escrito e assinado por todas as Partes contratantes.	10.2. Waiver, Amendment. No waiver, discharge or termination of this Agreement or any terms or provisions herein shall be binding on any Party hereto unless confirmed in writing. No waiver by any of the Parties of any term or provision of this Agreement or any non-performance hereunder shall affect the rights of said Party, thereafter, to execute such term or provision or to exercise any right or seek legal remedy in the event of any other non-performance, whether similar or not. This Agreement may not be modified or amended except in writing and if signed by all contracting Parties.

10.2.1. Independências das Disposições. Se qualquer disposição deste Contrato for considerada nula, passível de anulação, inválida ou inexequível, nenhuma outra disposição deste Contrato será afetada e, portanto, as disposições remanescentes deste Contrato permanecerão em pleno vigor e efeito como se a referida disposição nula, passível de anulação, inválida ou inexequível não estivesse incluída no presente Contrato. Não	10.2.1. Severability. If any provision of this Agreement is held void, voidable, invalid or unworkable, no other provision of this Agreement will be affected as a consequence thereof and therefore the remaining provisions of this Agreement shall remain in full force and effect as if said void, voidable, invalid or unworkable provision were not in it. Notwithstanding the foregoing, if any provision of this Agreement is held void, voidable, invalid or

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obstante o acima exposto, se qualquer disposição deste Contrato for considerada nula, passível de anulação, inválida ou inexequível, as Partes envidarão esforços comercialmente razoáveis para substituir a disposição considerada nula, passível de anulação, inválida ou inexequível por uma nova disposição válida com efeitos substancialmente similares na maior extensão possível.	unworkable, the Parties shall use their commercially reasonable best efforts to replace said void, voidable, invalid or unworkable provision with a new valid provision with substantial and material similar effects to the fullest extent possible.

10.3. Cessão. Este Contrato vinculará e se reverterá em benefício das Partes e de cada um de seus respectivos sucessores. Nenhuma das Partes aqui presentes poderá ceder este Contrato no todo ou em parte, sem o consentimento prévio por escrito das outras Partes.	10.3. Assignment. This Agreement shall bind and inure to the benefit of the Parties and each of their respective successors. None of the Parties hereto may assign this Agreement in whole or in part, without the prior written consent of the other Parties.

10.4. Efeito Vinculante. Este Contrato quando assinado será irrevogável e irretratável, constituindo obrigações legais, válidas e vinculantes, obrigando e permanecendo em efeito em benefício das Partes aqui presentes e seus respectivos sucessores e cessionários autorizados.	10.4. Binding Effect. This Agreement when signed is irrevocable and irreversible, constituting legal, valid, and binding obligations, obligating and remaining in effect for the benefit of the Parties hereto and their respective successors and permitted assignees.

10.5. Execução Específica. Observadas as disposições do presente Contrato, as Partes reconhecem neste ato que o pagamento de perdas e danos, embora passíveis de pagamento e determinação nos termos da legislação aplicável, podem não representarremédio suficiente pelo descumprimento das obrigações previstas neste Contrato. Assim sendo, qualquer uma das Partes poderá demandar execução específica da obrigação não cumprida, incluindo obrigação principal e obrigações acessórias aqui previstas, de acordo com o Código de Processo Civil.	10.5. Specific Performance. Subject to the provisions hereof, the Parties hereby acknowledge that the attribution of losses and damages, although payable and calculated under applicable legislation, shall not represent sufficient recovery for the lack of compliance with the obligations set forth in this Agreement. Therefore, any of the Parties may request the specific performance of the obligation not complied with, including both principal and subsidiary obligations provided herein, in accordance with the Code of Civil Procedure.

10.6. Formas de Rescisão. Este Contrato somente poderá ser rescindido antes do Fechamento e em conformidade com o	10.6. No Other Termination. This Agreement may only be terminated prior to Closing and in accordance with Chapter XI

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Capítulo XI deste Contrato. Após a realização do Fechamento, a cessão e transferência das Quotas será definitiva para todos os fins legais, não sujeita a reversão da Operação pelas Partes.	of this Agreement. After the Closing has taken place, the assignment and transfer of the Quotas is final for all legal purposes, not subject to unwinding of the Transaction by the Parties.

10.7. Título Executivo Extrajudicial. Este Contrato, assinado na presença de duas testemunhas, constitui um título executivo extrajudicial para todos os fins e efeitos do Código de Processo Civil.	10.7. Extrajudicial Enforcement Instrument. This Agreement, signed by two witnesses, constitutes an extrajudicial enforcement instrument (título executivo extrajudicial) for all purposes and effects of the Code of Civil Procedure.

10.8. Anexos e Alterações. Este Contrato e seus Anexos constituem o entendimento integral entre as Partes e daParte Interveniente Anuente com relação às matérias regulamentadas no presente Contrato. Este Contrato e seus Anexos somente poderão ser modificados ou alterados por meio de instrumento escrito assinado pelas Partes.	10.8. Exhibits and Amendments. This Agreement and its Exhibits constitute the entire understandings and covenants of the Parties and Intervening Consenting Party with regard to the matters regulated herein. This Agreement and its Exhibits may only be changed or amended by means of a written instrument signed by the Parties.

10.9. Capacidade. Cada Parte e a Sociedade, incluindo as pessoas que os representam, assinam este Contrato e declaram (i) estar cientes das obrigações decorrentes deste Contrato e das Leis Aplicáveis; (ii) que foram assessoradas por advogado e que em virtude de suas atividades diárias na gestão de suas respectivas empresas entendem plenamente todos os termos e condições do presente Contrato; e (iii) que não estão sujeitas a qualquer dificuldade econômica ou financeira de caráter extraordinário, assumindo assim plenamente os encargos e riscos inerentes a este Contrato.	10.9. Capacity. Each Party and the Company, including the individuals representing them, sign this Agreement and represent (i) to be aware of the obligations ensuing from this Agreement and from the Applicable Laws; (ii) to have been assisted by a lawyer and by reason of their daily activities in the management of their corresponding companies, to fully understand all terms and conditions hereof; and (iii) not to be subject to any extraordinary economic or financial hardship, thus fully assuming the charges and risks inherent to this Agreement.

10.10. Interveniente Anuente. A Parte Interveniente Anuente assina este Contrato na qualidade de Parte Interveniente Anuente, estando assim ciente e de acordo com todos os seus termos e condições, comprometendo-se a cumprir e a	10.10. Intervening Consenting Party. The Intervening Consenting Party executes this Agreement in its capacity as Intervening Consenting Party, thus acknowledging and agreeing with all its terms and conditions, undertaking to comply and cause

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determinar o cumprimento de todos os seus termos e condições, assim como o integral cumprimento de todas as obrigações aqui previstas, assegurando a execução legítima e completa do Contrato.	compliance with all its terms and conditions, as well as with the obligations directly attributed thereto in full, and ensuring good and complete performance of the Agreement.

10.11. Idioma. Este Contrato, assim como todos os demais documentos relacionados ao presente, inclusive notificações, Anexos, autorizações, serão redigidos e assinados nos idiomas inglês e português. Em caso de conflito entre as versões em inglês e português, prevalecerá a versão em português.	10.11. Language. This Agreement, as well as all other documents related hereto, including notices, Exhibitsand authorizations, shall be drafted and executed in the English and Portuguese languages. In case of any conflict between the English and Portuguese versions, the Portuguese version shall prevail.

10.12. Lei Aplicável. Este Contrato será regido e interpretado de acordo com as leis do Brasil.	10.12. Governing Law. This Agreement shall be governed and construed in accordance with the laws of Brazil.

10.13. Rubricas. As Compradoras neste ato autorizam o Sr. Jones Marciano de Souza Júnior a rubricar todas as páginas e Anexos deste Contrato e as Vendedoras neste ato autorizam os Srs. Marcos Chaves Ladeira, Rodolfo Figliolini Schreuders e/ou Roberto Mandetta Netto a rubricar todas as páginas e Anexos a este Contrato, conforme abaixo:	10.13. Initials. Purchasers hereby authorize Mr. Jones Marciano de Souza Júnior to initial all pages and Exhibits to this Agreement and Sellers hereby authorize Messrs. Marcos Chaves Ladeira, Rodolfo Figliolini Schreuders and/or Roberto Mandetta Netto to initial all pages and Exhibits to this Agreement, as below:

Jones Marciano de Souza Júnior	Jones Marciano de Souza Júnior

Marcos Chaves Ladeira	Marcos Chaves Ladeira

Rodolfo Figliolini Schreuders	Rodolfo Figliolini Schreuders

Roberto Mandetta Netto	Roberto Mandetta Netto

CAPÍTULO XI. RESCISÃO	CHAPTER XI. TERMINATION

11.1 Rescisão. Este Contrato poderá ser rescindido em qualquer ocasião antes do Fechamento:	11.1. Termination. This Agreement may be terminated at any time prior to the Closing:

(a) por consentimento mútuo escrito das Partes;	(a) by the mutual written consent of the Parties;

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(b) por qualquer Parte caso uma Autoridade Governamental tenha emitido uma ordem, decreto ou sentença normativa ou tomado qualquer medida que permaneça vigente e tenha o efeito de tornar a Operação ilegal ou que não possa ser implementada sem restriçõesrelevantesao Negócio atual, desde que tal ordem, decreto ou sentença normativa ou outra medida tenha se tornado definitiva e não passível de recurso;	(b) by either Party in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action which remains valid and has the effect of making the Transaction illegal or cannot be implemented without materialrestrictions to the current Business, provided that such order, decree, ruling or other action shall have become final and unappealable;

(c) nos termos da Cláusula 4.5, pelas Compradoras ou pelas Vendedoras em caso de descumprimento relevante de qualquer disposição deste Contrato por qualquer uma das outras Partes e tal descumprimento não tenha sido dispensado; e	(c) under Section 4.5, by either the Purchasers or the Sellers if a material breach of any provision of this Agreement has been committed by any of the other Parties and such breach has not been waived; and

(d) após o Prazo Final.	(d) by the Final Term.

11.1.1 O direito de rescisão de cada Parte nos termos da Cláusula 11.1 será em acréscimo a quaisquer outros direitos que essa Parte possa ter nos termos deste Contrato ou de algum outro modo, e o exercício de um direito de rescisão não será uma eleição de provimentos judiciais. Se este Contrato for rescindido conforme a Cláusula 11.1, todas as obrigações das Partes nos termos deste Contrato se extinguirão, salvo de outro modo disposto neste Contrato; observado, porém, que se este Contrato for rescindido por uma Parte em razão de descumprimento deste Contrato por uma outra Parte relativamente às suas declarações, garantias, avenças ou obrigações aqui contidas ou em razão da não satisfação de uma ou mais condições	11.1.1 Each Party’s right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all obligations of the Parties under this Agreement will terminate, except as otherwise stated in this Agreement; provided, however; that if this Agreement is terminated by a Party because of the breach of this Agreement by another Party of any of its representations, warranties, covenants or obligations contained in this Agreement or because one or more of the conditions to the terminating Party’s obligations under this Agreement is not satisfied as a result of any other Party’s

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das obrigações da Parte rescisora em decorrência do descumprimento de declaração ou garantia da outra Parte ou omissão no cumprimento de suas avenças e obrigações aqui contidas, então o direito de buscar provimentos legais da Parte rescisora sobreviverá a rescisão sem que resulte prejudicado.	breach of any representation or warranty or failure to comply with its covenant or obligations contained in this Agreement, then the terminating Party’s right to pursue all legal remedies will survive such termination unimpaired.

CAPÍTULO XII. ARBITRAGEM	CHAPTER XII. ARBITRATION

12.1. Todo e qualquer litígio, controvérsia ou reclamação originado de, relativo a, ou associado a este Contrato, incluindo qualquer questão a respeito de sua existência, validade, eficácia, exequibilidade ou rescisão (“Controvérsia”), será dirimido em caráter definitivo por arbitragem conduzida pela Câmara de Comércio Internacional (“CCI”), nos termos do Regulamento de Arbitragem da Câmara de Comércio Internacional (“Regulamento”) vigentes na ocasião do pedido de arbitragem, exceto conforme modificadas no presente Contrato.	12.1. Any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement, including any question regarding its existence, validity, effectiveness, enforcement or termination (the “Dispute”), shall be finally settled by arbitration administered by the International Chamber of Commerce (the “ICC”), according to the Rules of Arbitration of ICC (the “Rules”) in effect at the time of the request for arbitration, except as they may be modified herein.

12.2. A arbitragem será conduzida por três árbitros (“Tribunal Arbitral”), um nomeado pelo requerente e o outro nomeado pelo requerido, de acordo com o Regulamento. No caso de multiplicidade de partes, seja na condição de requerente ou requerido, os múltiplos requerentes em conjunto, e/ou os múltiplos requeridos em conjunto, conforme o caso, nomearão um árbitro. Os dois árbitros nomearão o terceiro árbitro, que presidirá o Tribunal Arbitral, nos termos estabelecidos no Regulamento. Caso um dos três árbitros não seja nomeado no prazo prescrito no Regulamento, a CCI nomeará o árbitro que ainda não foi nomeado de acordo com o Regulamento. Todas e quaisquer controvérsias relativas à nomeação dos árbitros pelas partes ou a nomeação do terceiro árbitro serão resolvidas pela CCI.	12.2. The arbitration shall be conducted by three arbitrators (“Arbitral Tribunal”), one nominated by the claimant and the other nominated by the respondent, in accordance with the Rules. In case there are multiple parties, whether as claimant or as respondent, the multiple claimants, jointly, and/or the multiple respondents, jointly, as the case may be, shall appoint one arbitrator. The two arbitrators shall nominate the third arbitrator, who shall act as chairman of the Arbitral Tribunal, within the term set forth in the Rules. If any of the three arbitrators is not nominated within the time prescribed in the Rules, then the ICC shall appoint the missing arbitrator(s) in accordance with the Rules. Any and all controversies related to the nomination of arbitrators by the parties or the nomination of the third arbitrator shall be settled by the ICC.

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12.3. A sede da arbitragem será a Cidade de São Paulo, Estado de São Paulo, Brasil, local em que a sentença arbitral será proferida. O procedimento de arbitragem será conduzido no idioma inglês. O Tribunal Arbitral não atuará como amiablecompositeurs nem decidirá os méritos da Controvérsia ex aequo et bono.	12.3. The seat of arbitration shall be the City of São Paulo, State of Sao Paulo, Brazil, where the arbitral award shall be rendered. The arbitration shall be conducted in English. The Arbitral Tribunal shall not act as amiable compositeurs or decide the merits of the Dispute ex aequo et bono.

12.4. O Tribunal Arbitral terá o poder de conceder medidas urgentes, temporárias e permanentes consideradas adequadas, inclusive ordens para execução específica das obrigações previstas no presente Contrato. Qualquer ordem, decisão ou sentença proferida pelo Tribunal Arbitral será definitiva e vinculará legalmente as Partes e seus sucessores, que renunciam expressamente a qualquer recurso. A sentença arbitral poderá ser apresentada e executada em qualquer juízo de jurisdição competente ou competente em relação à respectiva parte e/ou seus ativos.	12.4. The Arbitral Tribunal shall have the authority to grant urgent, interim and permanent measures deemed appropriate, including orders for the specific performance of the obligations set forth herein. Any order, decision or award rendered by the Arbitral Tribunal shall be final and legally binding on the Parties and their successors, which expressly waive to any appeal. The arbitral award may be entered and enforced in any court having jurisdiction thereof or having jurisdiction over the relevant party and/or any of its assets.

12.5. Cada Parte arcará com os custos e despesas em que incorreu no curso do procedimento de arbitragem e as Partes dividirão igualmente os custos e despesas que não puderem ser atribuídas a qualquer uma delas. A sentença arbitral alocará à parte vencida, ou a ambas as Partes na proporção que deixarem de ter êxito em suas alegações, os custos e despesas da arbitragem, inclusive honorários advocatícios não previstos em contrato.	12.5. Each party shall bear the costs and expenses to which that party gave rise in the course of arbitration and the parties shall equally share the costs and expenses which cannot be attributed to any of them. The arbitral award shall allocate to the losing party, or to both parties in the proportion of their relative failure on their claims and counterclaims, the arbitration costs and expenses, including non-contractual attorneys’ fees.

12.6. As Partes elegem o foro central da Cidade de São Paulo, Estado de São Paulo, Brasil, e renunciam, neste ato, a qualquer outro por mais privilegiado que seja, como foro competente com os propósitos	12.6. The Parties choose the central courts of the City of São Paulo, State of São Paulo, Brazil, and hereby waive to any other court, no matter how privileged, as the courts with exclusive jurisdiction for the sole purposes

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exclusivos de (i) assegurar o início dos procedimentos arbitrais; e (ii) conceder medidas liminares ou tutelas antecipadas para proteger os direitos antes da constituição do Tribunal Arbitral, e tal ato não será interpretado como renúncia ao procedimento arbitral pelas Partes. Qualquer medida concedida por uma autoridade judiciária deverá ser imediatamente informada pela parte requerente à CCI. Uma vez constituído, o Tribunal Arbitral poderá modificar, suspender ou extinguir quaisquer medidas concedidas em juízo.	of (i) ensuring the commencement of the arbitral proceedings; and (ii) granting interim measures to protect rights before the constitution of the Arbitral Tribunal, which action shall not be construed as a waiver of arbitration by the Parties. Any interim measure granted by a judicial authority shall be promptly informed by the requesting party to the ICC. Once constituted, the Arbitral Tribunal may modify, suspend or terminate any measures granted in court.

12.7. As Partes não divulgarão (nem permitirão a divulgação de) quaisquer informações tornadas conhecidas ou documentos produzidos no procedimento de arbitragem que não sejam de domínio público, qualquer prova ou materiais criados para os fins do procedimento de arbitragem, nem qualquer decisão ou sentença proferida na arbitragem ou daí decorrente, exceto, na medida em que (i) a divulgação seja exigida por lei ou regulamento, (ii) a divulgação seja exigida por ordem judicial ou de autoridade governamental; (iii) as informações se tornem públicas por outros meios não relacionados às Partes ou suas afiliadas; (iv) a divulgação seja necessária para buscar medida judicial prevista na Lei nº 9.307, de 23 de setembro de 1996. Todas e quaisquer controvérsias relativas às obrigações de confidencialidade dispostas no presente serão resolvidas em caráter definitivo pelo Tribunal Arbitral.	12.7. The Parties shall not disclose (or allow the disclosure of) any information made known or documents produced in the arbitration not otherwise in the public domain, any evidence or materials created for the purpose of the arbitration, or any order or award issued or rendered in or arising from the arbitration, except, and to the extent that (i) disclosure is required by law or regulation, (ii) disclosure is requested by a judicial or governmental order; (iii) information become public by any other means not related to the Parties or their affiliates; (iv) disclosure is necessary to seek any judicial measure provided for in Law No. 9,307, of September 23, 1996. Any and all controversies related to the confidentiality obligations set forth herein shall be finally settled by the Arbitral Tribunal.

12.8. No caso de surgimento de um ou mais litígios nos termos deste Contrato e/ou de outro Documento da Operação, todos e quaisquer desses litígios poderão ser levados a um único procedimento arbitral. O Tribunal Arbitral poderá, a pedido de	12.8. If one or more disputes arise under this Agreement and/or any other Transaction Document, then any or all such disputes may be brought into a single arbitration. The Arbitral Tribunal may, at the request of any of the parties, consolidate

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qualquer uma das partes, consolidar o procedimento arbitral com qualquer outro procedimento arbitral em curso envolvendo este Contrato e/ou qualquer outro Documento da Operação. O Tribunal Arbitral consolidará os procedimentos arbitrais apenas se (i) envolverem as mesmas partes; (ii) apresentarem as mesmas controvérsias legais e as mesmas discussões do fato; e (iii) a consolidação nessas circunstâncias não resultarem em pagamento de indenizações em razão de atraso indevido da resolução de litígios. O primeiro tribunal arbitral constituído terá competência exclusiva para determinar a consolidação e conduzir os procedimentos consolidados. A decisão da consolidação será definitiva e vinculará as partes envolvidas nos litígios e procedimentos sujeitos à decisão da consolidação.	the arbitral proceeding with any other pending arbitral proceeding involving this Agreement and/or any other Transaction Document. The Arbitral Tribunal shall consolidate the arbitral proceedings only if (i) they involve the same parties; (ii) present common issues of law or fact; and (iii) the consolidation under these circumstances would not result in damages due to undue delay for the resolution of disputes. The first arbitral tribunal constituted shall have exclusive jurisdiction to determine the consolidation and to conduct the consolidated proceedings. The consolidation order shall be final and binding upon all parties involved in the disputes and proceedings subject to the consolidation order.

12.9. A Parte Interveniente Anuente está vinculada pelo acordo de arbitragem para todos os fins previstos neste Contrato e na Lei.	12.9. The Intervening Consenting Parties bind themselves to the arbitration agreement for all purposes provided for in this Agreement and in Law.

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(página de assinatura do Contrato de Compra e Venda de Quotas datado de 12 de junho de 2015)	(signature page of the Quota Purchase and Sale Agreement and dated June 12 2015)

E, por estarem assim justas e contratadas, as Partes aqui presentes firmam o presente Contrato com a assinatura de seus respectivos representantes autorizados, em quatro vias de igual teor juntamente com as duas testemunhas infra-assinadas.	IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective authorized signatories, in four equal counterparts, along with two undersigned witnesses.

São Paulo, 12 de junho de 2015	São Paulo, June 12, 2015

Partes:	Parties:

AFFINIA CANADA ULC

AFFINIA SOUTHERN HOLDINGS LLC

DISTRIBUIDORA AUTOMOTIVA S.A.
Por / By:
Initial:

CAR CENTRAL DE AUTOPEÇAS E ROLAMENTOS LTDA.
Por / By:
Initial:

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Parte Interveniente Anuente:	Intervening Consenting Party:

PELLEGRINO DISTRIBUIDORA DE AUTOPEÇAS LTDA.

Testemunhas:	Witnesses:

1.	2.
Nome:	Nome:
CPF:	CPF:

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